                            ASSET PURCHASE AGREEMENT

                                  By and Among


                               PULVER.COM, INC.,

                            PULVER.COM EUROPE, LTD.,

                         PULVER.COM ASIA PACIFIC, LTD.,

                          PULVER.COM CONFERENCES, INC.

                                 JEFFREY PULVER


                                      And

                           KEY3MEDIA VON EVENTS, INC.


                         Dated as of September 10, 2001

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                               TABLE OF CONTENTS
                                                                 Page
                                                                 ----
1.   PURCHASE AND SALE OF ASSETS .................................  1

2.   CONSIDERATION ...............................................  1

     2.1      Purchase Price .....................................  1
     2.2      Payments ...........................................  2
     2.3      No Assumption of Liabilities .......................  4
     2.4      Escrow Account .....................................  4
     2.5      Allocation of Consideration ........................  4

3.   WORKING CAPITAL AND PROFIT/LOSS ALLOCATION ..................  5

4.   CLOSING .....................................................  5

     4.1      Documents Delivered by Sellers to Buyer ............  5
     4.2      Documents To Be Delivered by Buyer .................  6
     4.3      Passage of Title at Closing ........................  7
     4.4      Assignment of Seller's Contracts ...................  7

5.   REPRESENTATIONS AND WARRANTIES BY SELLER AND PULVER .........  7

     5.1      Corporate Organization .............................  7
     5.2      Capitalization; Stock Ownership ....................  7
     5.3      Subsidiaries and Other Equity Investments ..........  8
     5.4      Corporate Authority ................................  8
     5.5      No Violation .......................................  8
     5.6      Financial Statements ...............................  8
     5.7      No Undisclosed Liabilities, Etc ....................  9
     5.8      Absence of Certain Changes .........................  9
     5.9      Title to and Condition of Properties and Assets .... 11
     5.10     Certain Properties ................................. 11
     5.11     Tax Returns ........................................ 11
     5.12     Contracts .......................................... 12
     5.13     Litigation ......................................... 13
     5.14     Trademarks ......................................... 13
     5.15     Compliance With Laws ............................... 13
     5.16     Environmental Matters .............................. 14
     5.17     Governmental Authorizations and Regulations ........ 14
     5.18     SEC and Antitrust Filings .......................... 14
     5.19     EMPLOYEE BENEFIT PLANS AND OTHER ARRANGEMENTS ...... 14
     5.20     Certain Transactions ............................... 15
     5.21     Foreign Corrupt Practices Act ...................... 15
     5.22     Accounting Practices ............................... 15
     5.23     Minute Books ....................................... 16
     5.24     Insurance .......................................... 16
     5.25     Certain Disclosures ................................ 16
     5.26     Brokers ............................................ 16
     5.27     Conduct Of Business ................................ 16
     5.28     No Untrue Statements ............................... 16

6.   REPRESENTATIONS AND WARRANTIES BY BUYER ..................... 16

     6.1      Corporate Organization ............................. 16
     6.2      Authorization of Agreement; No Violation ........... 16

                                       i

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                                                                  Page
                                                                  ----
     6.3     Litigation ..........................................  17
     6.4     Brokers .............................................  17
     6.5     No Untrue Statements ................................  17

7.   COVENANTS OF SELLERS AND PULVER .............................  17

     7.1     Key Employee Retention ..............................  17
     7.2     Transition Services .................................  17
     7.3     Right of First Refusal ..............................  18
     7.4     Von Coalition License Agreement .....................  18
     7.5     2002 Budget for Band ................................  18
     7.6     Cost Reimbursement ..................................  18
     7.7     Use of Databases ....................................  18
     7.8     Use of Seller's Assets ..............................  18
     7.9     Selected CPA Report and Future Accounting Treatment..  19

8.   COVENANTS OF BUYER ..........................................  19

     8.1     Timing of the Events ................................  19
     8.2     Use of Databases ....................................  19

9.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION..  19

     9.1     Survival of Representations and Warranties ..........  19
     9.2     Sellers' Indemnification Obligations ................  19
     9.3     Limitation of Liability .............................  20
     9.4     Buyer's Indemnification Obligations .................  21
     9.5     Liability for Taxes .................................  21
     9.6     Procedure for Indemnification Claims ................  21

10.  SETOFF ......................................................  22

11.  NONCOMPETITION ..............................................  22

12.  DISPUTE RESOLUTION ..........................................  23

13.  MISCELLANEOUS ...............................................  24

     13.1    Assurance of Further Action .........................  24
     13.2    Expenses ............................................  24
     13.3    Waiver ..............................................  24
     13.4    Notices .............................................  24
     13.5    Entire Agreement ....................................  24
     13.6    Rights under this Agreement; Nonassignability .......  24
     13.7    Governing Law, Jurisdiction and Venue ...............  25
     13.8    Knowledge Qualifiers ................................  25
     13.9    Headings; References to Sections, Exhibits
             and Schedules .......................................  25
    13.10    Severability Construction ...........................  25
    13.11    Counterparts ........................................  25
    13.12    No Third Party Beneficiaries ........................  25
    13.13    Nature of Obligations ...............................  25

Exhibit A    INDENTURE, BILL OF SALE, ASSIGNMENT AND
             ASSUMPTION AGREEMENT ................................ A-1
Exhibit A-1  EXCLUDED ASSETS .................................... A1-1
Exhibit B    FORM OF ESCROW AGREEMENT ............................ B-1
Exhibit C    Secretary's certificate PULVER.COM, INC. ............ C-1
Exhibit D    EMPLOYMENT AGREEMENT ................................ D-1
Exhibit E    KEY3MEDIA VON EVENTS, INC. Secretary's Certificate .. E-1

SCHEDULES ........................................................ S-1

                                       ii

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                            ASSET PURCHASE AGREEMENT
                            ------------------------

          This asset purchase agreement (the "Agreement") dated as of this 10th day of September, 2001 is entered into by and among KEY3MEDIA VON EVENTS, INC., a Delaware corporation ("Buyer"), PULVER.COM, INC., a New York corporation ("Pulver.com"), PULVER.COM EUROPE, LTD., a New York corporation ("Pulver Europe"), PULVER.COM CONFERENCES, INC., a New York corporation ("Pulver Conferences"), PULVER.COM ASIA PACIFIC LTD., a New York corporation ("Pulver Asia") (Pulver.com, Pulver Europe, Pulver Conferences and Pulver Asia are each referred to individually as a "Seller" and collectively as the "Sellers"), and Jeffrey Pulver, an individual ("Pulver").

                                    RECITALS
                                    --------

          WHEREAS, the Sellers own, operate and produce six tradeshow events relating to voice on the internet technology: Voice on the Net (VON) Spring, Voice on the Net (VON) Fall, Voice on the Net (VON) Europe, Voice on the Net
(VON) Asia, VON Developers Conference East and VON Developers Conference West (collectively, the "VON Events");

          WHEREAS, the Sellers own, operate and produce the SIP Summit (the "Summit" and collectively with the VON Events, the "Events" or the "Business");

          WHEREAS, Pulver owns all of the outstanding capital stock of each Seller; and

          WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, substantially all of the properties, assets and business of Sellers relating to the Business, all upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

1. PURCHASE AND SALE OF ASSETS

          Upon the terms and provisions of this Agreement, Buyer agrees to purchase and accept delivery from Sellers and Pulver, and Sellers and Pulver agree to sell, convey, assign, transfer and deliver to Buyer, at the Closing (as defined below) provided for in Section 4, all of Sellers' rights, title and interest in and to all the then existing properties, assets and business as a going concern of every kind and nature, real, personal or mixed, tangible or intangible, wherever located that relate to any of the Events, including, without limitation, all of Sellers' and Pulver's goodwill relating to any of the Events other than, in each case, the properties, assets and businesses specifically set forth on Exhibit A-1 (collectively, the "Excluded Assets"). The properties, assets, and business to be sold by Sellers and Pulver to Buyer pursuant to this Agreement are collectively referred to as the "Assets."

2. CONSIDERATION

          As consideration for the Assets:

     2.1 Purchase Price. (A) Buyer agrees to pay to Sellers for the Assets and the Sellers agree to accept from Buyer as the purchase price for the Assets (the "Purchase Price"), the amount equal to the difference of (x) the product of (i) the two year average of the EBITDA (as hereinafter defined) derived from the Audited Financial Statements (as defined below) (the

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"Audited EBITDA") of the VON Events for the fiscal year ending December 31,
2000, and the Business for the fiscal year ending December 31, 2001 (less $100,000) multiplied by (ii) 8.75 minus (y) $291,667. The Purchase Price is subject to adjustment after the Closing (as described below). "EBITDA", with respect to any period, shall be defined as (a) the net income of the applicable Events for such period determined in accordance with generally accepted accounting principles, consistently applied ("GAAP"), without giving effect to:
(i) extraordinary gains and losses or gains and losses from sales, exchanges and other dispositions of assets or securities not in the ordinary course of business, and (ii) nonrecurring items, plus, to the extent deducted in calculating net income, (b) the sum of, without duplication, (i) depreciation expense, (ii) amortization expense, (iii) interest expense, (iv) federal, state, local and foreign income tax expense and (v) and any allocation of the corporate overhead of Buyer's Affiliates (as defined below) that are unrelated to the Business.

          (B) The Buyer, Pulver and the Sellers acknowledge and agree that for purposes of calculating Audited EBITDA for the VON Events for the fiscal year ended 2000, the parties shall include, inter alia, $200,000 as the total expenses incurred by the VON Events for the following items: (i) the additional salary of Pulver for the fiscal year ended December 31, 2000; (ii) the costs of the band hired by Pulver and the Sellers during the fiscal year ended December 31, 2000; and (iii) the legal fees relating to the Business and incurred by Pulver and the Sellers for the survey commissioned by counsel for the Sellers (the "Survey") establishing the general public's association of the "VON" service mark with the trade shows and conferences produced by Pulver and the Sellers. The parties hereto acknowledge that this $200,000 allocation shall result in $40,000 being added to the $733,198 allocated to the Sellers' general and administrative expenses set forth in the Audited Financial Statements.


          (C) The Buyer, Pulver and the Sellers acknowledge and agree that for purposes of calculating Audited EBITDA for the Business for the fiscal year ending December 31, 2001, the parties shall include, inter alia, the total cost incurred by Pulver and the Sellers during such period for each of the following items: (i) the Golf Tournament held by Pulver and the Sellers during Spring VON 2001; (ii) the legal fees relating to the Business and incurred by Pulver and Sellers during the fiscal year ending December 31, 2001 (excluding the legal costs directly associated with the negotiation of this Agreement); (iii) all costs (including transportation and housing costs) associated with the bands hired by Pulver during the fiscal year ending December 31, 2001.

     2.2 Payments. The Purchase Price shall be payable in installments as set forth below:

          (A) The estimated amount of the Purchase Price (the "Estimated Payment Amount") shall be an amount equal to the difference of (x) the product of (i) Audited EBITDA for the VON Events for the fiscal year ended December 31, 2000 and (ii) 8.75 (the "Estimated Payment Amount") (as adjusted for the estimated Purchase Price Increase or Purchase Price Reduction, as applicable, set forth in
Section 3 below) minus (y) $291,667 and shall be due and payable to Sellers on the Closing Date (as defined below); provided, however, that to the extent the Estimated Payment Amount exceeds $55 million, then the amount of such excess shall be held in the Escrow Account (as defined in Section 2.4); provided, further that, in any event, at least $5 million of the Estimated Payment Amount shall be held in the Escrow Account.

          (B) The actual amount of the Purchase Price (the "Actual Payment Amount") shall be calculated by the Buyer promptly upon the Buyer's receipt of the Audited Financial Statements for the Business for the fiscal year ending December 31, 2001 (as adjusted for the final Purchase Price Reduction or Purchase Price Increase, as applicable, set forth in Section 3 below). In the event the Actual Payment Amount is less than the Estimated Payment Amount (such difference, a "Seller Shortfall Amount"), then the Buyer shall be entitled to immediately receive such Seller Shortfall Amount from the Escrow Account and Sellers and Pulver shall, within two business days following the calculation of the Seller Shortfall Amount, also pay to Buyer any additional amounts required to make up the full amount of the Seller Shortfall Amount. In the event the Actual Payment Amount is greater than the Estimated Payment Amount (such difference, a "Buyer Shortfall Amount"), then the Buyer shall, within two business days of calculation of the Buyer Shortfall Amount, pay the Buyer Shortfall Amount to the Escrow Account.

          (C) The Buyer shall use its commercially reasonable efforts to complete on or about March 31, 2003 audited financial statements for the Business held in the fiscal year ending December 31, 2002. In the event Audited EBITDA for 2002 is greater than Audited EBITDA for 2001 (such difference a "2002 EBITDA Increase"), then the Buyer shall, within two business days following the calculation of the 2002 EBITDA Increase, pay Sellers an amount equal to the 2002 EBITDA Increase divided by two and multiplied by 8.75 (the "2002 Purchase Price Installment"). In the event Audited EBITDA for 2002 is less than Audited EBITDA for 2001 (such difference a "2002 EBITDA Decrease"), then the Buyer shall be entitled to immediately receive from the Escrow Account an amount equal to the 2002 EBITDA Decrease divided by two and multiplied by 8.75 (the "2002 Purchase Price Adjustment"); provided, however that Sellers and Pulver shall also pay to Buyer any additional amounts required to make up the full amount of the 2002 Purchase Price Adjustment. In no event shall the amounts payable by Buyer to Sellers or by Sellers and Pulver to Buyer pursuant to this Section 2.2(C) exceed $6 million.

          (D) The Buyer shall use its commercially reasonable efforts to complete on or about March 31, 2004 audited financial statements for the Business held in the fiscal year ending December 31, 2003. In the event Audited EBITDA for 2003 is greater than Audited EBITDA for 2001 (such difference a "2003 EBITDA Increase"), then the Buyer shall, within two business days following the calculation of the 2003 EBITDA Increase, pay Sellers an amount equal to the 2003 EBITDA Increase divided by two and multiplied by 8.75 (the "2003 Purchase Price Installment"). In the event Audited EBITDA for 2003 is less than Audited EBITDA for 2001 (such difference a "2003 EBITDA Decrease"), then the Buyer shall be entitled to immediately receive from the Escrow Account an amount equal to the 2003 EBITDA Decrease divided by two and multiplied by 8.75 (the "2003 Purchase Price Adjustment"); provided, however that Sellers and Pulver shall also pay to Buyer any additional amounts required to make up the full amount of the 2003 Purchase Price Adjustment. In no event shall the amounts payable by Buyer to Sellers or by Sellers and Pulver to Buyer pursuant to this Section 2.2(D) exceed $6 million.

          (E) The Buyer shall use its commercially reasonable efforts to complete on or about March 31, 2005 audited financial statements for the Business held in the fiscal year ending December 31, 2004. In the event Audited EBITDA for 2004 is greater than Audited EBITDA for 2001 (such difference a "2004 EBITDA Increase"), then the Buyer shall, within two business days following the calculation of the 2004 EBITDA Increase, pay Sellers an amount equal to the 2004 EBITDA Increase divided by two and multiplied by 8.75 (the "2004 Purchase Price Installment"). In the event Audited EBITDA for 2004 is less than Audited EBITDA for 2001 (such difference a "2004 EBITDA Decrease"), then the Buyer shall be entitled to immediately receive from the Escrow Account an amount equal to the 2004 EBITDA Decrease divided by two and multiplied by 8.75 (the "2004 Purchase Price Adjustment") and the Actual Payment Amount shall be automatically reduced by such amount; provided, however that Sellers and Pulver shall also pay to Buyer any additional amounts required to make up the full amount of the 2004 Purchase Price Adjustment. In no event shall the amounts payable by Buyer to Sellers or by Sellers and Pulver to Buyer pursuant to this Section 2.2(E) exceed $6 million.

          (F) In the event, a 2002 EBITDA Increase occurs, then notwithstanding anything to the contrary in this Section 2.2, the amounts payable by Buyer to Sellers or Sellers and Pulver to Buyer pursuant to each of Sections 2.2(D) and
(E) respectively, shall not exceed $ 5 million.

          (G) If at any time prior to December 31, 2003 the amount of funds in the Escrow Account exceeds $10 million, then Pulver shall be entitled to promptly receive from the Escrow Account such amount in excess of $10 million. If at any time during the fiscal year ending December 31, 2004, the amount of funds in the Escrow Account exceeds $ 5 million, then Pulver shall be entitled to promptly receive from the Escrow Account such amount in excess of $ 5 million. Notwithstanding the foregoing, Pulver and Seller jointly and severally agree to satisfy all payment obligations of Sellers and Pulver pursuant to this
Section 2.2.

          (H) Within five business days of the payment of the 2004 Purchase Price Installment or the 2004 Purchase Price Adjustment (as the case may be), the Sellers shall receive from the Escrow Account the remaining unpaid portion of the Purchase Price (as adjusted pursuant to the terms of this Agreement) held in the Escrow Account and due Sellers.

          (I) Sellers shall receive on a quarterly basis interest on the then existing amount of funds held in the Escrow Account.

     2.3 No Assumption of Liabilities. Except with respect to the contractual obligations of Sellers disclosed in Schedule 2.3(A) to this Agreement and directly relating to the ownership or operation of the Assets and the Business after the Closing Date (the "Assumed Liabilities"), the Buyer is not and will not assume or be liable for any liabilities or obligations of the Sellers, Pulver, any of their affiliates or any other person or entity of any kind or nature, whether absolute, accrued, contingent or otherwise, or whether due or to become due, directly or indirectly arising out of or relating to the ownership or operation of the Assets, the Excluded Assets or the Business, including, without limitation, any such liabilities or obligations not disclosed in
Schedule 2.3(A) to this Agreement or relating to the ownership or operation of the Assets or the Business prior to the Closing Date or of the Excluded Assets at any time.

          (A) Without limiting the foregoing, the Sellers shall be responsible for any or all liability incurred prior to or as of the Closing Date for health benefits under Section 4980B of the Code ("COBRA") for employees and their "qualified beneficiaries" (as defined in Section 4980B (g) of the Internal Revenue Code of 1986, as amended (the "Code")) under any employee benefit plans maintained by the Sellers. As to each Seller's employees, Sellers shall be responsible for complying with any obligations and liabilities arising under COBRA (including notice and maintaining insurance for employees who elect continued coverage) as a result of such employees' loss of coverage under Sellers' health plans. The Sellers shall be responsible for all retiree welfare obligations, if any, arising out of or attributable to any employee benefit plan of the Sellers in effect prior to or as of the Closing Date, or agreements relating thereto.

     2.4 Escrow Account. On the Closing Date, Buyer shall deposit with the Bank of New York (the "Escrow Agent") into an account (the "Escrow Account") the payments required to be so deposited pursuant to Section 2 (together with any interest thereon, the "Escrow Amount"). The Escrow Amount shall be held by the Escrow Agent pursuant to the terms of an Escrow Agreement substantially in the form of Exhibit B (the "Escrow Agreement").

     2.5 Allocation of Consideration. The Sellers and the Buyer shall (i) negotiate in good faith and in accordance with the principles set forth in the attached Schedule 2.5 an allocation of the consideration furnished among the Assets including the fair market value of each of the

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Assets, (ii) treat the transfers contemplated by this Agreement in a manner consistent with any agreement reached pursuant to clause (i), (iii) participate in the joint preparation of Internal Revenue Service Forms 8594 reflecting any agreement reached pursuant to clause (i), and (iv) deliver any report, document, form, or certificate reasonably necessary for any agreement reached pursuant to clause (i) to be given full effect by any relevant taxing authority. For purposes of the preceding sentence, the Sellers and the Buyer agree that the "total sales price" or "consideration" for the Assets, as those terms are used in Internal Revenue Service Form 8594 and the General Instructions thereto, is the purchase price described in Section 2 of this Agreement, as adjusted by
Section 3 below and increased by the amount of the Assumed Liabilities. The Sellers and the Buyer agree to promptly inform one another of any proposed adjustment (and any negotiations relating thereto) or final determination by the Internal Revenue Service or any other taxing authority regarding tax reporting pursuant to this Section 2.5.

3. WORKING CAPITAL AND PROFIT/LOSS ALLOCATION

          In the event the sum (the "Working Capital Requirement") as of August 31, 2001 of the Business' (i) cash and cash equivalents, (ii) accounts receivable and (iii) prepaid expenses is less than the deferred revenue liability of the Business as of August 31, 2001, then the Estimated Payment Amount shall be adjusted downward (a "Working Capital Reduction") by the amount of the difference between the Working Capital Requirement and the deferred revenue liability. In the event that the Working Capital Requirement is greater than the deferred revenue liability of the Business as of August 31, 2001, then the Estimated Payment Amount shall be adjusted upward (a "Working Capital Increase") by the amount of the difference between the Working Capital Requirement and the deferred revenue liability. The parties will calculate a mutually agreed upon estimated Working Capital Reduction or Working Capital Increase, as applicable, on or before, and payable at, the Closing. The final Working Capital Reduction or Working Capital Increase, as applicable, will be calculated based upon the Working Capital Requirement and deferred revenue liability of the Business, in each case, as of August 31, 2001, and reconciled by the agreement of the parties within 45 days after Closing.

          Notwithstanding anything to the contrary in this Agreement, the profit and loss of the Business shall be transferred to Buyer as of September 1, 2001.

4. CLOSING

          The closing of the purchase and sale of the Assets ("Closing") is taking place at the office of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at five o'clock (5:00) in the evening, local time, on September 10, 2001 ("Closing Date").

     4.1 Documents Delivered by Sellers to Buyer. Concurrently with or prior to the execution of this Agreement, Sellers have delivered to Buyer:

          (A) a general instrument of sale, conveyance, assignment, transfer and delivery with full covenants of warranty as to each Seller's good and marketable title in and to all the Assets in the form of Exhibit A;

          (B) such specific instruments of sale, conveyance, assignment, transfer and delivery with full covenants of warranty as to each Seller's good and marketable title in and to such of the Assets included within such general instrument of sale, conveyance, assignment, transfer, and delivery as Buyer shall reasonably request;

          (C) all Seller' contracts, books, records, and other data relating to the Assets and the Business; provided, that Sellers may maintain copies of the same for purposes of complying with their obligations under this Agreement, preparing tax returns, operating their other businesses, and other legitimate purposes not inconsistent with the purpose of this Agreement;

          (D) a certificate of each Seller in the form of Exhibit C, certifying as to certain corporate matters, together with all of the attachments referred to therein;

          (E) an Employment Agreement, executed by Pulver in the form of Exhibit D (the "Pulver Employment Agreement");

          (F) an opinion, dated the Closing date, of Bingham Dana LLP, counsel for Sellers and Pulver in form and substance satisfactory to Buyer;

          (G) The Escrow Agreement, executed by Sellers and Pulver;

          (H) The Financial Statements (as defined below), prepared by Arthur Andersen LLP, independent public accountants (the "Selected CPA"), prepared in accordance with generally accepted accounting principles consistently applied, together with a report thereon (the "Selected CPA Report");

          (I) The Accountant's Letter, dated no earlier than a date ten days preceding the Closing Date, from the Selected CPA, stating that, based upon:

          (i) a reading of the latest available unaudited interim consolidated financial statements of Sellers;

          (ii) discussions with officers and employees of each Seller responsible for financial and accounting matters; and

          (iii) such other procedures and inquiries as may be reasonably specified by Buyer and described in such letter (which procedures will not constitute an examination made in accordance with generally accepted auditing standards), nothing has come to their attention which, in their judgment, would cause them to believe that any material modifications should be made to the unaudited financial statements as of and for the six-month period ended June 30, 2001, for them to be in conformity with generally accepted accounting principles.

     4.2 Documents To Be Delivered by Buyer. Concurrently with or prior to the Closing, Buyer has delivered to Seller:

          (A) the Estimated Payment Amount of the Purchase Price (less the amount in the Escrow Account) by transfer of immediately available funds to such account at such bank as Sellers shall direct;

          (B) a certificate of Buyer in the form of Exhibit E certifying as to certain corporate matters, together with all of the attachments referred to therein;

          (C) the Escrow Agreement, executed by Buyer;

          (D) the Pulver Employment Agreement (as defined below), executed by Buyer; and

          (E) an opinion, dated the Closing Date, of Sullivan & Cromwell, counsel for Buyer, in form and substance satisfactory to Sellers.

     4.3 Passage of Title at Closing. Upon delivery of the instruments of sale, conveyance, assignment, transfer and delivery, title in and to the Assets shall pass to Buyer at the Closing. At the Closing, subject to the provisions of
Section 4.5 hereof, Sellers will put Buyer in full, complete and quiet possession and enjoyment of all of the Assets and from and after the Closing the ownership and operation of the Assets and the business of Sellers to be sold to Buyer pursuant to this Agreement shall be for the account and risk of Buyer. Buyer shall be under no liability for any debt, liability or obligation of Sellers incurred after the Closing or arising out of any transaction by Sellers or any event occurring with respect to Sellers after the Closing.

     4.4 Assignment of Seller's Contracts. Nothing in this Agreement shall be deemed to constitute an assignment or an attempt to assign any contract or other agreement to which each Seller is a party if the attempted assignment thereof without the consent of the other party to such contract or agreement would constitute a breach thereof or affect in any way the rights of each Seller thereunder. If after each Seller has used its best efforts to obtain the consent of any such other party to such contract or agreement, such consent shall not be obtained at or prior to the Closing, or an attempted assignment thereof at the Closing would be ineffective and would affect the rights of each Seller thereunder, each Seller will cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits under any such contract or agreement, including the enforcement, at the cost and for the benefit of Buyer, of any and all rights of each Seller against such other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

5. REPRESENTATIONS AND WARRANTIES BY SELLER AND PULVER

          Each Seller and Pulver jointly and severally represent and warrant to Buyer as follows, in each case subject to such exceptions as are set forth in Sellers' and Pulver's attached disclosure schedules, contemplated by that section. . Each exception set forth in Sellers' and Pulver's disclosure schedules will be deemed to qualify each representation and warranty of Sellers and Pulver (i) that is specifically identified (by cross-reference or otherwise) in its disclosure schedules as being qualified by such exception, or (ii) with respect to which the relevance of such exception is apparent on the face of the disclosure of such exception set forth in its disclosure schedules, provided, in either case, that the relevant facts are set forth in reasonable detail in the disclosure schedules.

     5.1 Corporate Organization. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it. Each Seller has delivered to Buyer complete and correct copies of its Certificate of Incorporation and Bylaws as in effect on the date hereof. Each Seller is duly qualified or licensed to do business and is in good standing as a foreign corporation in the jurisdictions set forth in Schedule 5.1. Each Seller is not required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction except such jurisdictions, if any, in which the failure to be so qualified or licensed will not, individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), operations or business (present or prospective), properties, assets or liabilities of the Assets or the Business (a "MAE").

     5.2 Capitalization; Stock Ownership. Pulver owns all of the issued and outstanding shares of Sellers, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind. All of such issued shares have been duly authorized and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other right. Except as set forth in
Schedule 5.2, neither Seller nor Pulver is a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any capital stock or any other security of Seller or any other security exercisable or exchangeable for or convertible into any capital stock or any other security of Seller, and there is no outstanding option, warrant or other right to subscribe for or purchase, or contract, agreement or arrangement with respect to, any capital stock or any other security of Seller or any other security exercisable or convertible into any capital stock or any other security of Seller.

     5.3 Subsidiaries and Other Equity Investments. Neither Sellers nor Pulver own, directly or indirectly, any shares of capital stock of any corporation or any equity investment in any partnership, association or other business organization related to the Business (other than Pulver's ownership of the capital stock of Sellers and his ownership of minority equity interests in companies that from time to time have been sponsors and/or exhibitors at the Events).

     5.4 Corporate Authority. Each Seller has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of the Board of Directors and shareholders of each Seller and no other corporate proceeding on the part of each Seller is necessary to authorize the execution and delivery of this Agreement or the performance of any of the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of each of Sellers and Pulver and constitutes a legal, valid and binding obligation of each such party enforceable against them in accordance with its terms.

     5.5 No Violation. Neither the execution, delivery or performance of this Agreement nor consummation of any of the transactions contemplated hereby (i) will violate or conflict with the Certificate of Incorporation or Bylaws of each Seller, or (ii) will result in any breach of or default under any provision of any contract or agreement of any kind to which each Seller or Pulver is a party or by which each Seller or Pulver is bound or to which any property or asset of any of them is subject, (iii) is prohibited by or requires Sellers or Pulver to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person, (iv) will cause any acceleration of maturity of any note, instrument, or other obligation to which Sellers or Pulver is a party or by which Sellers or Pulver is bound or with respect to which Sellers or Pulver is an obligor or guarantor or (v) will result in the creation or imposition of any lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the properties, assets, businesses, agreements or contracts of Sellers or Pulver, including without limitation the Assets.

     5.6 Financial Statements. Sellers have delivered to Buyer copies of the following financial statements (the "Financial Statements") relating to the
Business:

          (A) The audited balance sheets of Sellers relating to the VON Events as at December 31, 2000, and related statement of income, statement of cash flow, retained earnings and changes in financial position for the fiscal year ended on such date, together with supporting schedules and the report thereon of December 31, 2000, of Sellers' certified public accountants (such balance sheets and related financial statements are referred to collectively as the "Audited

Financial Statements" and December 31, 2000 and are referred to as the "Audited Financial Statement Date"); and

          (B) The unaudited balance sheet of Sellers relating to the Business as at June 30, 2001 and related statements of income, statements of cash flow, retained earnings and changes in financial position for the six-month period ended on such date together with supporting schedules, certified by the President and Chief Financial Officer of each Seller (such balance sheet and related financial statements are referred to collectively as the "Unaudited Financial Statements" and June 30, 2001, is referred to as the "Unaudited Financial Statement Date).

          (C) Except as set forth on Schedule 5.6, each of the Financial Statements presents fairly and accurately the financial condition, results of operation and cash flows of the Business as at and for the periods ending on the dates set forth therein of said balance sheets and the results of operations and changes in financial position of Sellers for the respective periods then ended in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding periods. Except as set forth in Schedule 5.6, no uncollectible accounts receivable are reflected on any of said balance sheets without provision for an adequate reserve for uncollectible amounts; and as at June 30, 2001, there was no liability of any nature or in any amount that should properly be reflected or reserved against in a balance sheet prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding periods which is not fully reflected or reserved against in the balance sheet of Sellers referred to in this Section
5.6. There are no matters of material importance relating to the condition (financial or otherwise), results of operations, business, property, assets or liabilities of Sellers, which have not been appropriately reflected or reserved against in the Financial Statements. The provisions for taxes due by each Seller in said financial statements are sufficient for all unpaid federal, state, and local taxes, whether or not disputed, in respect of their businesses and operations for all periods ended prior to or on June 30, 2001. Except as set forth on Schedule 5.6, neither Sellers nor Pulver know of any question relating to any of the tax or information returns of Seller which if determined adversely to Sellers would result in the assertion of any tax deficiency.

     5.7 No Undisclosed Liabilities, Etc. Since December 31, 2000, (except (i) for the transactions contemplated by this Agreement and (ii) as set forth in
Schedule 5.7):

          (A) With respect to the Business, Sellers and Pulver have not incurred any liability or obligation (absolute, accrued, contingent or otherwise) of any nature relating to the Business, other than liabilities and obligations (i) reflected in the Financial Statements or (ii) incurred subsequent to the date of the most recent balance sheet date reflected in the Financial Statements in the ordinary course of business that would not, individually or in the aggregate, have a MAE; and

          (B) No accounts receivable acquired by the Business which are not reserved against in the applicable Financial Statements are believed by Pulver or Sellers to be uncollectible, and the frequency and amounts of payments received by Sellers with respect to the accounts receivable reflected on the consolidated balance sheet of Sellers referred to in Section 5.6, do not, in retrospect, render inadequate the reserve for uncollectible accounts set forth on such balance sheet.

     5.8 Absence of Certain Changes. Since December 31, 2000 (except (i) for the execution and delivery of this Agreement and (ii) as set forth in Schedule 5.8), there has not been:

          (A) any change that, individually or in the aggregate, will have a MAE;

          (B) any damage, destruction or loss of physical property (whether or not covered by insurance) that, individually or in the aggregate, will have a MAE;

          (C) any material loss or waiver of any material right with respect to the Business; including any loss of any major customer of the Business
(i.e. comprising more than 3% of the Business' annual revenue) or any cancellation or threatened cancellation of any material order; or

          (D) any resignation or termination of employment of any of the key employees of the Business or threatened resignation or termination of such employment (other than as a result of such officer's or employee' employment by Buyer) that, individually or in the aggregate, would have a MAE.
          Since December 31, 2000 (except (i) for the execution and delivery of this Agreement and (ii) as set forth in Schedule 5.8), the Sellers have not:

          (E) incurred or agreed to incur any indebtedness for borrowed money with respect to the Business;

          (F) paid or obligated itself to pay in excess of $ 100,000 in the aggregate for fixed assets with respect to the Business;

          (G) suffered any loss or waived any right with respect to the Business that would, individually or in the aggregate, have a MAE;

          (H) sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any assets relating to the Business
(other than Excluded Assets) having a fair market value at the time of sale, transfer or disposition of $ 100,000 or more in the aggregate, or canceled, or agreed to cancel, any debts or claims, other than in the ordinary course of business;

          (I) mortgaged, pledged or subjected to any charge, lien, claim or encumbrance, or agreed to mortgage, pledge or subject to any charge, lien, claim or encumbrance, any of the Assets;

          (J) increased, or agreed to increase, the compensation or bonuses or special compensation of any kind of any of the Key Employees (as defined below), over the rate being paid to them on December 31, 2000, other than normal merit and/or cost-of-living increases pursuant to customary arrangements consistently followed, or adopted or increased any benefit under any insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officer, employee or agent;

          (K) made or permitted any amendment or termination of any material contract, agreement or license relating to the Business and to which it is a party or by which the Assets are subject or bound other than in the ordinary course of business;

          (L) made any change in the accounting policies, methods or practices used with respect to; the Business;

          (M) entered into any transaction with respect to the Business not in the ordinary course of its business;

          (N) Received any notice of audit or inquiry relating to the Business from any taxing or governmental authority; or

          (O) Made any change in its tax reporting policies, methods or practices with respect to the Business.

     5.9 Title to and Condition of Properties and Assets. Each Seller has good and marketable title in and to all the Assets, including, without limitation,
(i) all those used in the operation of the Business and (ii) those reflected in the Unaudited Financial Statement (except as sold or otherwise disposed of in the ordinary course of business subsequent to the date thereof), and such Assets constitute all the assets and properties necessary and sufficient for Buyer to conduct the Business after the Closing Date is substantially the same manner and fashion as they are currently conducted by Each Seller and/or Pulver. The Assets are subject to no mortgage, pledge, conditional sales contract, lien, security interest, right of possession in favor of any third party, claim, or other encumbrance, except (i) the lien of current taxes not yet due and payable and
(ii) as set forth in Schedule 5.9. Neither Sellers nor Pulver have sold or disposed of any of the Assets or obligated itself to do so except in the ordinary course of business. To the best of Sellers' and Pulver's knowledge, the equipment and other tangible Assets of Sellers that are used in the operation of the Business are in good operating condition and repair, subject only to the ordinary wear and tear, and neither Sellers nor any Asset owned or leased by it is in violation of any ordinance, regulation or building, zoning, environmental or other law or regulation applicable to the Business.

     5.10 Certain Properties. Sellers own no real estate used in connection with the operation of the Business. Schedule 5.10 sets forth all personal property (other than personal property with a value less than $100,000, individually, or $250,000, in the aggregate) and real estate leased to Sellers in connection with the operation of the Business. Each Seller has delivered to Buyer (i) a copy of each lease by which each Seller acquired its interest in the real estate described in Schedule 5.10, and (ii) a copy of each lease by which each Seller acquired its interest in the personal property described in Schedule 5.10 of which documents are true and complete copies thereof (as in effect of the date hereof. Except as set forth in Schedule 5.10, there is no agreement, license, sublease, occupancy agreement, or like instrument with respect to any of the real estate described in Schedule 5.10. Each lease pursuant to which Sellers lease any real or personal property is in full force and effect and is valid and enforceable in accordance with its terms. There is not under any such lease any default by Sellers, or any event that with notice or lapse of time or both would constitute such a default by Sellers and with respect to which Sellers have not taken adequate steps to prevent such default from occurring; all of such events, if any, and the aforesaid steps taken by Sellers are set forth in Schedule 5.10. To the best of each Seller's knowledge, there is not under any such lease any default by any other party thereto or any event that with notice or lapse of time or both would constitute such a default thereunder by such party. Each property used in the business of Sellers is reflected in the Unaudited Financial Statement in the manner and to the extent required by GAAP.

     5.11 Tax Returns. All tax and information returns required to have been filed prior to the date of this Agreement by each Seller and/or Pulver (with respect to the Business) with any governmental agency, board, bureau, body, department or authority of any United States or foreign jurisdiction have been duly filed, and each such return correctly reflects the income, franchise, sales, use or other tax liability and all other information required to be reported thereon, and each Seller and/or Pulver has paid or accrued all income, franchise, sales, use, and other taxes due by it as reflected on said returns. The provisions for taxes due by each Seller and/or Pulver in the balance sheet of Sellers referred to in Section
5.6 are sufficient for all unpaid United States, state, local, and foreign taxes, whether or not disputed, in respect of their businesses and operations for the period then ended and all prior periods. There is no question, known to Sellers or Pulver relating to any such return that, if determined adversely to Sellers, would result in the assertion of any deficiency for any tax or interest or penalties in connection therewith. Sellers have not (i) agreed to any extension of the statute of limitations, or (ii) incurred any tax liability as a result of any transaction not in the ordinary course of business that was not fully reflected or reserved against in the consolidated balance sheet of Sellers referred to in Section 5.6. Federal income tax returns of Sellers have been audited and the audits thereof completed or the statute of limitations has run for all fiscal years ending on or prior to December 31, 2000.

     5.12 Contracts. Except as set forth in Schedule 5.12, neither Sellers nor Pulver are a party to any of the following types of agreements or instruments relating to the Business, whether written or oral:

          (A) any contract with any labor union;

          (B) any employment or consulting contract or other contract for services relating to the Business involving a payment of more than $25,000 annually;

          (C) any lease whether as lessor or lessee with respect to any property, real or personal involving a payment of more than $25,000 annually;

          (D) any loan agreement or instrument relating to any debt;

          (E) any contract of purchase or sale relating to the Business involving more than $100,000;

          (F) any contract with any agent, dealer or distributor;

          (G) any standby letter of credit, guarantee or performance bond relating to the Business and involving more than $ 100,000;

          (H) any contract or agreement restricting the ability of any person (including, but not limited to, Pulver) from freely engaging in any business or competing anywhere in the world;

          (I) any contract relating to the lease of exhibition, trade show or exposition space whether as lessor, sublessor or lessee;

          (J) any contract not made in the ordinary course of business involving more than $ 25,000; or

          (K) any other contract, except insubstantial contracts for supplies or services not involving more than $25,000 and which can be terminated within one year without cost.

          Except as set forth in Schedule 5.12, neither Sellers nor Pulver are a party to any contract with any governmental authority that relates to the Business or that, individually, or in the aggregate, would have a MAE. Each contract or other agreement listed in Schedule 5.12 is in full force and effect and is valid and enforceable by each Seller in accordance with its terms. Neither Sellers nor, to the best of Sellers' and Pulver's knowledge, any other party is in default in the observance or the performance of any term or obligation to be performed by it under any contract listed in Schedule 5.12. To the best of Sellers' and Pulver's knowledge, no other person is in default in the observance or the performance of any term or obligation to be performed by it under any material contract with Sellers. Neither Sellers nor Pulver know of any bid or contract proposal made by Sellers that, if accepted or entered into, might result in a loss to Sellers with respect to the Business. Sellers have delivered to Buyer true and complete copies of all contracts listed in Schedule
5.12 as in effect on the date hereof.

     5.13 Litigation. Except as set forth in Schedule 5.13, there are no actions, suits, proceedings, mediations, arbitrations or investigations, either at law or in equity, or before any commission or other administrative authority in any U.S. or foreign jurisdiction, of any kind now pending or, to the best of Sellers' and Pulver's knowledge, threatened or proposed in any manner, or, to the best of the Sellers' and Pulver's knowledge, any circumstances which should or could reasonably form the basis of any such action, suit, proceeding or investigation, involving Sellers or Pulver or any of their properties or assets that (i) if asserted and decided adversely to Sellers or Pulver, could, individually or in the aggregate, have a MAE, or (ii) questions the validity of this Agreement or the transactions contemplated hereby, or (iii) seeks to delay, prohibit or restrict in any manner any action taken or contemplated to be taken by Sellers or Pulver under this Agreement. Except as set forth in Schedule 5.13, there is no arbitration proceeding pending or threatened or proposed in any manner under any agreement or otherwise. None of Sellers or Pulver or any of their properties or assets is subject to any judicial or administrative judgment, order, decree or restraint.

     5.14 Trademarks. Except as set forth in Schedule 5.14, neither Sellers nor Pulver own any copyright, registered trademark or trade name relating to the Business, nor has any license to use any copyright, trademark or trade name relating to the Business been issued to it, nor do Sellers and/or Pulver use any copyright, registered trademark or trade name in connection with the operation of the Business (other than trademarks and trade names of sponsors and exhibitors at Events used with the permission of the owners thereof). Each of the registered trademarks, and trade names (if any) listed on Schedule 5.14 has been validly issued and is owned by Sellers and/or Pulver, and Sellers and/or Pulver have the exclusive rights to use all such copyrights, registered trademarks and trade names in their business. Except as set forth in Schedule 5.14, each Seller owns all copyrights, trademarks, trade names, know-how, trade secrets, and other proprietary rights necessary to conduct its operations and businesses and each Seller and Pulver does not know of any claim, or any reasonable basis of any claim, that any of them has infringed any patent, copyright, trademark, trade name, know- how, trade secret or other proprietary right of any other person. Sellers and Pulver do not know of any potential claim of infringement of any patent, copyright, trademark, trade name, know-how, trade secret or other proprietary right of any other person that has not been asserted but that, if successfully asserted, would, individually or in the aggregate, have a MAE.

     5.15 Compliance With Laws. Each Seller and Pulver has complied with and is in compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders or decrees applicable to it or any of its properties, assets, operations and businesses relating to the Business, and there does not exist any reasonable basis for any claim of default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order or decree; in each case, except for such defaults or violations, if any, that individually or in the aggregate do not and will not have a MAE. Neither Sellers nor Pulver have received any opinion or memorandum or legal advice from any legal counsel to the effect that it is exposed to any liability or disadvantage that is or may be material to Sellers. Sellers and Pulver are in compliance with (i) all applicable requirements of all United States and foreign governmental authorities with respect to environmental protection, including, without limitation, regulations establishing quality criteria and standards for air, water, land and hazardous materials, (ii) all applicable requirements of the Occupational Safety and Health Act of 1970 within the United States and comparable workplace-safety laws of all other jurisdictions and all rules, regulations and orders thereunder and
(iii) all applicable laws and related rules and regulations of all United States and foreign jurisdictions affecting labor union activities, civil rights or employment, including without limitation, in the United States, the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Equal Employment Opportunity Act of 1972, the Employee Retirement Income Security Act of 1974, the Equal Pay Act and the National Labor Relations Act in each case, to the extent relating to the Business.

     5.16 Environmental Matters. Each Seller has complied with and is in compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees applicable to it or any of its respective properties, assets, operations and businesses relating to environmental protection including, without limitation, standards relating to air, water, land and the generation, storage, transportation, treatment or disposal of solid wastes and hazardous wastes.

     5.17 Governmental Authorizations and Regulations. Schedule 5.17 lists all licenses, franchises, permits and other governmental authorizations held by Sellers or Pulver material to the conduct of the Business. Such licenses, franchises, permits and other governmental authorizations are valid, and Sellers and Pulver have not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. Each Seller holds all licenses, franchises, permits and other governmental authorizations the absence of any of which could, individually or in the aggregate, have a MAE. Except as set forth in Schedule 5.17, the Business has not been, is not being conducted, and no properties or assets of Sellers relating thereto are owned or are being used by Sellers, in violation of any statute, law, ordinance, regulation, rule or permit of any governmental entity or any judgment, order or decree.

     5.18 SEC and Antitrust Filings. Sellers have never issued any security covered by a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended or the Investment Company Act of 1940, as amended, and no security issued by Sellers has ever been registered pursuant to the Securities Exchange Act of 1934, as amended. Sellers have not purchased or sold any security of which it or any affiliate was the issuer at any time when the information publicly available relating to Sellers, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements made therein not false or misleading. Neither Sellers nor Pulver are required to file a Schedule 13E-3 Transaction Statement or a report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR") or any other antitrust law in respect of the entering into, execution or performance of this Agreement or any action pursuant to or contemplated by this Agreement due to Pulver's failure to meet the "size of person" test set forth in HSR and the regulations issued pursuant thereto.

     5.19 EMPLOYEE BENEFIT PLANS AND OTHER ARRANGEMENTS.
(A) Disclosure. Schedule 5.19 lists all employee benefit plans (as defined in Section 3(3) of ERISA and all bonus pay, stock option, restricted stock, deferred and incentive compensation, supplemental retirement, stock purchase, severance, vacation pay, sick pay, fringe benefit or other plans, programs or arrangements, to which each Seller contributes, has an obligation to contribute, maintains or sponsors (the "Benefit Plans"). Each of the Benefit Plans has been administered in compliance with its terms and all filing, reporting, disclosure, funding and other applicable requirements of ERISA and the Code. Each Seller has furnished Buyer with true and correct copies of (i) all Benefit Plans, (ii) each summary plan description and summary of material modification, (iii) the most recently filed IRS From 5500 and (iv) the most recently received IRS determination letter.

          (B) Qualified Retirement Plans. None of the Benefit Plans which is a "pension plan" (as defined in Section 3() of ERISA (the "Pension Plans") is a multi-employer plan as defined in Section 3(37) of ERISA, or is subject to the requirements of Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. Each Pension Plan that is intended to be "qualified" within the meaning of
Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified, and no fact or event has occurred since the date of such determination letter that could adversely affect the qualified status of any such Pension Plan. Each Seller has not incurred any liability for any penalty or tax under Section 4971, 4072, 4075, 4979 or 4980 of the Code or Section 502 of ERISA.

          (C) Welfare Benefit Plans. (1)Each of the Benefit Plans which is a "welfare plan" (as defined in Section 3(1) of ERISA) (the "Welfare Plans") has at all times been in compliance with the provision of Section 4980B of the Code any applicable state continuation coverage laws. None of the Welfare Plans, or the Sellers provides or promise post-retirement health, life or other welfare benefits to current employees or retirees (or their spouses or dependents).

          (D) Other. Sellers have not incurred any liability under Title IV of ERISA including, without limitation, any liability in connection with the termination, or reorganization of any pension plan subject to Title IV of ERISA, or withdrawal from any multiemployer plan, and no fact or event exists which could give rise to any such liability. All contributions, premiums, or payments required to be made with respect to any Benefit Plan have been made on or before their due date.

     5.20 Certain Transactions. Except as set forth in Schedule 5.20, there is no transaction, and no transaction now proposed, to which any Seller was or is to be a party and in which any director or officer of any Seller or any person owning of record or beneficially more than l0 percent of the outstanding capital stock of any class of any Seller or any associate of any such person had or has a direct or indirect material interest.

     5.21 Foreign Corrupt Practices Act. Neither Sellers nor any director, officer, agent, employee or other person associated with or acting on behalf of Sellers have used any corporate funds for any unlawful contribution, gift, entertainment or other expense relating to political activity or made any direct or indirect unlawful payment to any U.S. or foreign government official or employee from corporate funds or violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or paid or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

     5.22 Accounting Practices. The books and records relating to the Business are accurate and reflect the assets of the Business and have been maintained in accordance with internal accounting controls that provide reasonable assurance that (i) transactions are executed with management's authorization, (ii) for the Business transactions are recorded as necessary to permit preparation of Sellers' financial statements and to maintain accountability for the assets of Seller, (iii) access to the assets of the Business is permitted only in accordance with management's authorization, and (iv) the reported accountability of the assets of Seller is compared with existing assets at reasonable intervals.

     5.23 Minute Books. Each Seller's minute books contain complete and accurate records of all meetings and other corporate actions of its stockholders and Boards of Directors and committees thereof.

     5.24 Insurance. The Assets are insured for, the benefit of each Seller, in amounts deemed adequate by its Boards of Directors or management, against all risks usually insured against by persons operating similar properties or conducting similar operations in the localities where such properties are located or such operations are conducted under valid and enforceable policies issued by insurers of recognized responsibility. Schedule 5.24 lists all such policies.

     5.25 Certain Disclosures. Schedule 5.25 contains a list of all of exhibitors for the Business for the fiscal years ending December 31, 2000, and December 31, 2001.

     5.26 Brokers. Except as set forth in Schedule 5.26, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by each Seller and Pulver directly with Buyer and without the intervention of any other person and in such manner as not to give rise to any valid claim against any of the parties or the Assets for any finder's fee, brokerage commission or like payment.

     5.27 Conduct Of Business. The Events have been operated during the fiscal year commencing January 1, 2001 in the same manner as it was for the fiscal year ended December 31, 2000, and will continue to be so operated until Closing.

     5.28 No Untrue Statements. No statement by Sellers or Pulver contained in this Agreement and no written statement contained in any certificate or other document required to be furnished by Sellers, Pulver or any officer, employee, counsel or other agent of Sellers to Buyer pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

6. REPRESENTATIONS AND WARRANTIES BY BUYER

          Buyer represents and warrants to the Sellers and Pulver as follows:

     6.1 Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on the business of the Business and to acquire and own and operate the Assets.

     6.2 Authorization of Agreement; No Violation. Buyer's Board of Directors has duly authorized the execution and delivery of this Agreement and the purchase and the consummation of the other transactions contemplated hereby. Buyer has delivered to Sellers a true and complete copy, certified by its Secretary, of the resolutions, which have been duly adopted by its Board of Directors authorizing such execution and delivery and such purchase and the consummation of such other transactions. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. Neither the execution, delivery or performance of this Agreement by Buyer nor the consummation of any of the transactions contemplated hereby (i) will violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer or (ii) will result in any breach of or default under any provision of any contract or agreement of any kind to which Buyer is a party or by which Buyer is bound or to which the properties or assets of Buyer are subject. Buyer has delivered to Seller copies of its Certificate of Incorporation and all amendments thereto and a copy of its Bylaws, which are true and complete copies of such instruments as in effect on the date of this Agreement.

     6.3 Litigation. There are no actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any United States or foreign jurisdiction, of any kind now pending or threatened or proposed in any manner, or any circumstances which should or could reasonably form the basis of any such action, suit, proceeding or investigation, involving Buyer or any of its properties or assets that (i) questions the validity of this Agreement or (ii) seeks to delay, prohibit or restrict in any manner any action taken or contemplated to be taken by Buyer under this Agreement; or (iii) may interfere with the performance by Buyer of its obligations hereunder or the consummation of the transactions contemplated hereby.

     6.4 Brokers. Except as set forth in Schedule 6.4, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer directly with Sellers and Pulver and without the intervention of any other person and in such manner as not to give rise to any valid claim against any of the parties for a finder's fee, brokerage commission or like payment.

     6.5 No Untrue Statements. No statement by Buyer contained in this Agreement and no written statement contained in any certificate or other document required to be furnished by any officer, employee, counsel or other agent of Buyer to Seller or Pulver pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

7. COVENANTS OF SELLERS AND PULVER

          Sellers and Pulver, jointly and severally, covenant and agree with Buyer as follows:

     7.1 Key Employee Retention. In the event the seven (7) individuals occupying the following positions with the Sellers as of the date of this Agreement (the "Key Employees") refuse to become employees of the Buyer on the Closing Date: (i) Marni Shapiro (Vice President of Conference Operations); (ii) Farrell Shapiro (Exhibit Salesperson); (iii) Jackie Berner (Registration Clerk);
(iv) Diane Schmaltz (Registration Manager); (v) Diana Falcon (Speaker Coordinator), (vi) Amy Deiner (Speaker Coordinator); and (vii) Sandy Rosa (Accountant), then Sellers shall retain such employees to work exclusively on the Business and Buyer shall reimburse Sellers in a timely manner for all actual payroll, payroll tax and benefit related expenses; provided, however that Sellers shall not increase the salary or benefits for any such Key Employees without the prior written consent of Buyer.

     7.2 Transition Services. Until December 31, 2005, Sellers and Pulver shall use their best efforts to promote the Business in a manner consistent with past practice. During such time period and through and until the fifth anniversary of the Closing Date, Pulver shall, without limitation, lend his name and presence to the Business and assist with Buyer's branding and marketing efforts. Until the fifth anniversary of the Closing Date, Sellers and Pulver shall (i) maintain on the www.pulver.com homepage a hypertext link (in size and prominence consistent with past practice) to each of the Events and (ii) include the Events in the Pulver Report in a manner consistent with past practice. Except as set forth herein, Buyer shall not be required to pay Sellers or Pulver any additional compensation for the transition services described in this

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

paragraph 7.2; provided however, Buyer shall promptly reimburse Sellers for all actual expenses directly related to the production of the Events. Pulver and Sellers shall grant to Buyer a nonexclusive, royalty-free and perpetual license for Buyer to use Sellers' registration system software (the "Registration System Software") for the Business. Buyer will bear the costs of any enhancements to the Registration System Software solely necessary for its use by Buyer pursuant to this Section.

     7.3 Right of First Refusal. For a period of five years after the Closing Date, Sellers and Pulver shall grant a right of first refusal for Buyer, upon Sellers and/or Pulver's decision to sell, to purchase, on the same terms and conditions (e.g., 8.75 x EBITDA) as this transaction, any other tradeshow, conference or other IP communications related event business controlled or owned by Sellers, Pulver or any of their affiliates; provided, however that Buyer shall be granted at least 60 days prior written notice to exercise such right of first refusal. Without limiting the foregoing, Pulver shall negotiate in good faith with Buyer for the sale and purchase of the following tradeshows currently owned by Sellers: Broadband Home, Soft Switch Expo and the PIM Tradeshow.

     7.4 Von Coalition License Agreement. Pulver and Sellers shall use their best efforts to modify the license agreement between Pulver.com and VON Coalition, Inc. dated June 16, 2000 to permit Buyer to terminate said license "for cause" in the event VON Coalition, Inc. uses the "VON" service mark in a manner unrelated to the promotion of the political interests of the video and voice activated technology industry.

     7.5 2002 Budget for Band. Pulver shall have the right to continue to throw his traditional "All-Conference Party" at each VON Event. In addition, Buyer shall reimburse Pulver for up to $160,000 in expenses (including travel expenses) incurred to hire a band for Pulver's party to be held during the VON 2002 Events; provided, however that such reimbursement shall be included as an expense for purposes of calculating EBITDA for 2002.

     7.6 Cost Reimbursement. Commencing January 1, 2002 and ending on December 31, 2002, Buyer shall on a quarterly basis reimburse Sellers for fifty percent (50%) of all general and administrative overhead expenses (excluding payroll) incurred and properly allocated to the Business after the Closing Date with respect to services performed by or on behalf of Buyer at Sellers' offices ("Sellers' Overhead Expenses"). Commencing January 1, 2003, Buyer shall on a quarterly basis reimburse Sellers for one hundred (100%) of Sellers' Overhead Expenses. If Buyer disputes Sellers' allocation of Sellers' Overhead Expenses, then Sellers and Buyer shall retain a mutually acceptable independent auditor to review the allocated expenses and establish a final determination of the amount to be reimbursed by Buyer pursuant to this Section 7.6; provided further, however, that such reimbursement shall be included as an expense for purposes of calculating EBITDA.

     7.7 Use of Databases. Sellers and Pulver acknowledge and agree that all databases (the "Databases") consisting of lists of exhibitors, conference and tradeshow attendees, customers, suppliers and other information previously utilized by the Business are Assets transferred to the ownership of Buyer pursuant to the terms of this Agreement. Sellers and Pulver shall not utilize the Databases for any business directly or indirectly in competition with the Business or sell, rent, assign, sublicense, or otherwise convey their interest in the Databases to or permit the use of the Databases by any third parties.

     7.8 Use of Seller's Assets. So long as Buyer conducts any of its operations at the address of Sellers' principal executive office, Sellers and Pulver shall grant Buyer a perpetual non-revocable license and permission to continue to use any assets (including the Registration

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

System Software) previously utilized in connection with the Business (but not transferred by the terms of this Agreement) in a manner consistent with past practice.

     7.9 Selected CPA Report and Future Accounting Treatment. Sellers and Pulver shall use their commercially reasonable efforts to cause the Selected CPA to grant Buyer and its affiliates permission to include the Financial Statements and the Selected CPA Report in documents filed from time to time with the Securities and Exchange Commission. Sellers and Pulver shall cooperate with Buyer's accountant in the preparation of quarterly audited and unaudited financial statements for the Business for the periods preceding the Closing Date as such financial statements may be required by applicable state and federal securities laws.

8. COVENANTS OF BUYER

     8.1 Timing of the Events. Buyer agrees not to hold the Events on those Jewish holidays specified by Pulver.

     8.2 Use of Databases. Buyer agrees to grant Sellers a non-exclusive perpetual license to continue to use the Databases for Sellers' businesses which are unrelated to and do not compete with the Business; provided, however that the Sellers shall not sell, rent, assign, sublicense, or otherwise convey their interest in the Databases to or permit the use of the Databases by any third parties. If the Sellers breach the terms of this Section 8.2, then, in addition to any other remedies Buyer may have under this Agreement, such license and permission shall immediately terminate.

9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     9.1 Survival of Representations and Warranties. All statements contained in any certificate or other instrument delivered by or on behalf of Sellers, Pulver or Buyer, respectively, pursuant to this Agreement shall be deemed representations and warranties hereunder by the party delivering such certificate or instrument. All representations and warranties set forth in Sections 5 and 6, made by Sellers, Pulver, or Buyer in this Agreement or pursuant hereto shall survive the Closing for a period of 26 months; provided, however that such survival period shall not be affected by any knowledge of or investigation by the other parties; provided further, however that if a claim for indemnification hereunder is made prior to the end of the applicable survival period, such claim shall survive until finally resolved. Notwithstanding the foregoing, any representations, warranties and agreements with respect to taxes shall survive for the applicable statute of limitations and with respect to title ownership of the Assets shall survive indefinitely.

     9.2 Sellers' Indemnification Obligations. Subject to the terms and conditions of this Section 9.2, Sellers and Pulver, jointly and severally, agree to indemnify and hold Buyer, Buyer's affiliates, and their respective officers, directors, employees, agents, successors and assigns harmless against and in respect of any and all damages, claims, obligations, liabilities, interest, penalties, and expenses (including reasonable legal fees and other expenses) arising out of, connected with or related to the following:

          (A) any and all debts, liabilities, and obligations of Sellers or Pulver of any nature, whether absolute, accrued or, contingent or otherwise other than the Assumed Liabilities including, without limitation, any such debt, liabilities and obligations existing or incurred on or prior to the Closing Date, or arising out of any transaction or event occurring on or prior to the Closing Date;

          (B) any breach of any representation, warranty, covenant or agreement of the Sellers or Pulver contained in this Agreement or certificate or other statement to be delivered or caused to be delivered by Sellers or Pulver pursuant to this Agreement;

          (C) any and all debts, liabilities, and obligations of Sellers and/or Pulver arising out of (i) the failure of Sellers or Pulver to comply with the Bulk Sales Law of the State of New York or any similar laws of any other jurisdiction and (ii) the failure of Sellers and Pulver to provide Buyer with timely notice to file Form DTF-17 or any other required form with the New York Tax Department;

          (D) any and all expenses, taxes, debts, liabilities, and obligations of Sellers or Pulver incurred or to be incurred by Sellers or Pulver in the preparation of this Agreement and the performance of the terms and provisions of this Agreement; and

          (E) any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification.

     9.3 Limitation of Liability. Notwithstanding any other provision of this
Agreement:

          (A) Threshold. Neither Buyer nor Sellers and Pulver will be liable for indemnification hereunder until such time as the aggregate amount of indemnification for which they are otherwise obligated hereunder exceeds the threshold amount of $500,000, at which time, subject to the other limitations on indemnification set forth in this Agreement, such parties will be liable for the full amount of indemnification owing by them hereunder, without reference to such threshold amount. Notwithstanding, the foregoing, the threshold requirement shall not apply to indemnification for any liability arising from the failure of Sellers and Pulver to provide Buyer with timely notice to file Form DTF-17 or any other applicable form with the New York Tax Department.

          (B) Maximum Liability. The maximum liability of Buyer, on the one hand, or Sellers and Pulver, on the other hand, for indemnification hereunder will be limited to the sum of the Purchase Price plus the aggregate amount of the Assumed Liabilities.

          (C) Time Limit. No party will be liable for any indemnification hereunder unless a written claim for indemnification is given by the party or parties claiming indemnification to the indemnifying party within the applicable survival period (as indicated in Section 9.1 hereof) for the provision hereof giving rise to such claim for indemnification.

          (D) Exclusive Remedies. From and after the Closing Date, the remedies contemplated by this Section 9 shall be the sole recourse of the parties hereto and their respective affiliates for all monetary damages relating to or arising, directly or indirectly, out of this Agreement or the transactions contemplated hereby (other than those specifically contemplated by the Pulver Employment Agreement), and each party hereto hereby waives any and all rights, claims, causes of action and other remedies for monetary damages such party or its affiliates may have against the other parties hereto relating to the subject matter of this Agreement (other than with respect to the Pulver Employment Agreement) other than the remedies expressly provided in this Section 9; provided, however, that notwithstanding the foregoing, nothing contained in this Agreement or otherwise shall in any way limit (i) any claim, suit, cause of action or remedy that may be available to any party based on fraud or intentional misrepresentation or (ii) any equitable remedy that may be available to any party based upon equitable principles, including without limitation, specific performance and injunctive relief.

     9.4 Buyer's Indemnification Obligations. Subject to the terms and conditions of this Section 9, Buyer agrees to indemnify and hold Sellers and Pulver and their respective affiliates, officers, directors, employees, agents, successors and assigns harmless against and in respect of any and all damages, claims, obligations, liabilities, interest, penalties and expenses (including, without limitation, reasonable legal fees and other expenses), arising out of, connected with or resulting from:

          (A) any misrepresentation or breach of warranty of Buyer contained in this Agreement or in any Schedule of Buyer or in any certificate delivered by Buyer at the Closing

          (B) any breach of any covenant or agreement of Buyer contained in this Agreement; and

          (C) and any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification.

     9.5 Liability for Taxes. Sellers and Pulver, jointly and severally, shall be liable for, shall indemnify and hold the Buyer, Buyer's affiliates, and their respective officers, directors, employees, agents, successors and assigns harmless from and against, and shall make payment of, any and all of the following, in each case to the extent, but only to the extent, that they relate to taxes attributable to the operations of Sellers (including without limitation the operations of the Business by Sellers prior to or on the Closing Date): (i) any federal, state, local or foreign income, sales, use, franchise, property, value added, license, excise, transfer, employment, occupation, pension plan, Social Security, payroll withholding, withholding or any other tax together with any penalties and interest imposed on the Buyer attributable to any tax period ending prior to or on the Closing Date (the "Pre-Closing Period"), (ii) any income taxes for a Pre-Closing Period resulting from or attributable to the transactions described in this Agreement, (iii) any income taxes for which Buyer is or may be liable under a transferee liability or similar theory, (iv) with respect to any income tax periods that began before but end after the Closing Date, income taxes imposed for the portion of such periods that are deemed to close on the Closing Date, and (v) any foreign tax attributable to any Pre-Closing Period.

     9.6 Procedure for Indemnification Claims. In the case of any claim or demand of a third party that may give rise to a claim for indemnification by the Buyer or Sellers, as the case may be hereunder (in such capacity, the "Indemnified Party"), or if the Indemnified Party obtains knowledge of any circumstance that may give rise to such a claim for indemnification hereunder, such Indemnified Party shall give prompt written notice of such claim, demand or circumstance (described in reasonable detail) to the Buyer or Sellers, as the case may be (in such capacity, the "Indemnifying Party"); provided that the failure to provide such notice shall not affect the obligation of the Indemnifying Party hereunder except to the extent, if any, that the lack of prompt notice adversely affects the ability of the Indemnifying Party to defend against or diminish the losses arising out of such claim, demand or circumstance. The Indemnifying Party shall have the right to defend and to direct the defense against any such claim or demand, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel mutually approved by the Indemnifying Party and Indemnified Party unless (i) such claim or demand seeks an order, injunction or other equitable relief against the Indemnified Party or (ii) the Indemnified Party shall have reasonably concluded that there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such claim or demand. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such claim or demand. The Indemnified Party shall have the right to participate in the defense of any claim or demand with counsel employed at its own expense; provided, however, that, in the case of any claim or demand described in clause (i) or (ii) above or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense against such claim or demand, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any such claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any action in any manner that would materially and adversely affect the Indemnified Party.

10. SETOFF

          If from time to time and at any time Buyer shall be entitled to be paid any amount under the provisions of this Agreement, Buyer shall be entitled, if it so elects, to set off such amount against the Actual Payment Amount or the then unpaid amount of the Purchase Price held in the Escrow Account. Such right of set off shall be in addition to and not in substitution of any other rights Buyer shall be entitled to under the provisions of either Section 9 or otherwise.

11. NONCOMPETITION

          Neither the Sellers, Pulver nor any of their Affiliates (as defined below) will, without the prior written consent of the Buyer, (a) for a period of five years after the Closing Date, directly or indirectly, anywhere in the world engage in any promotional enterprise or activity which competes with the Business as now conducted by Sellers or anything reasonably related thereto (the "Prohibited Operations"), or directly or indirectly (a) solicit the services in any capacity of any person who is or becomes an employee of Buyer; or (b) use for its own benefit or divulge or convey to any third party, any confidential information relating to the Business, including, without limitation, exhibitor, advertiser, customer, attendee and supplier lists, formulae, trade know-how, secrets, consultant contracts, pricing information, marketing plans, product development plans, business acquisition plans and all other information relating to the operation of the Business not in the public domain or otherwise publicly available. An "Affiliate" of a person or entity is any other person or entity controlled by, controlling or under common control with such person or entity. Information that enters the public domain or is publicly available loses its confidential status hereunder so long as neither the Sellers nor their affiliates directly or indirectly cause such information to enter the public domain. Notwithstanding the foregoing, the Sellers, Pulver and their Affiliates may, in the aggregate, invest in securities of any issuer engaged in Prohibited Operations if (i) such securities are listed on any national or regional securities exchange or have been registered under the Securities Exchange Act of 1934 and (ii) such investment does not exceed, in the case of any class of the capital stock of any one issuer, 5% of the issued and outstanding shares, or, in the case of other securities, 5% of the aggregate principal amount thereof issued and outstanding. Further, the Sellers, Pulver and their Affiliates may, in the aggregate, invest in securities of any issuer engaged in Prohibited Operations if revenues from the Prohibited Operations constitute less than 5% of the revenues of such issuer provided that the Prohibited Operations are transferred or terminated by such issuer as soon as practicable after the Sellers or their Affiliates acquire control of such issuer. Buyer acknowledges and agrees that the following events and publications as currently produced by Sellers on the date hereof do not constitute Prohibited Operations: Softswitch Expo, The Broadband Home, Presence and Instant Messaging, IP Communications Industry Executive Summit, The Broadband Home Report, The Location Based Services Report, The Location Based Services Summit, The Presence and Instant Messaging Report, Welcome to the Resolution: The pulver.com Telecom Policy Summit and the Pulver Report.

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

          The Sellers and Pulver acknowledge that the restrictions contained in this Section 11 are reasonable and necessary to protect the legitimate interests of the Buyer and that any breach by the Sellers or Pulver of any provision hereof will result in irreparable injury to the Buyer. The Sellers or Pulver acknowledge that, in addition to all remedies available at law, the Buyer shall be entitled to equitable relief (without the necessity of posting any bond), including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, arising from such breach as may be appropriate.

          In the event that any court or other body of competent jurisdiction determines that the duration, geographic scope, or both, of this Section 11 are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that this Section 11 shall remain in full force and effect for the greatest time period and in the greatest areas that would not render it unenforceable.

12. DISPUTE RESOLUTION

          If Sellers dispute the Buyer's calculation of the Actual Payment Amount or the Purchase Price Adjustment, Sellers shall notify the Buyer in writing (the "Dispute Notice") of each disputed item (each, a "Disputed Item"), specifying the amount thereof in dispute and setting forth, in detail, the basis for such dispute, within thirty business days of the Sellers' receipt of the payment reflecting Buyer's calculation of such Disputed Item. In the event of such a dispute, each of the Buyer and the Sellers shall negotiate in good faith to resolve all of the Disputed Items. If the Buyer and the Sellers are unable to resolve all of the Disputed Items within twenty business days of the Buyer's receipt of the Dispute Notice, either the Buyer or the Sellers may, within five business days after the end of such twenty business days, request that any unresolved Disputed Items be resolved by means of a mediation conducted pursuant to this Section 12 ("Mediation").

          Any request for a Mediation shall be made in writing to an independent accounting firm of recognized national standing that is mutually agreeable to Buyer and Sellers. The firm to which such request is made shall, upon agreeing in writing to resolve the Disputed Items submitted to it in accordance with the terms of this Agreement, be the "Mediator," as that term is used in this Agreement.

          If the Buyer and Sellers are unable to agree upon the selection of a Mediator, then each of Buyer and Sellers may select an independent accounting firm of national prominence and such firms shall mutually agree upon the selection of a third independent accounting firm of national prominence which shall serve as the Mediator.

          Upon being selected, the Mediator shall conduct a Mediation to determine, acting as an expert and not as an arbitrator with regard to each of the Disputed Items that were submitted to the Mediator whether the Purchase Price, Actual Payment Amount or the Purchase Price Adjustments (as set forth in
Section 2), as the case may be, was prepared in accordance with the requirements of this Agreement and, if not, the dollar amount of any adjustment that may be required in order for the Disputed Item in question to conform to the requirements of this Agreement. The Mediator shall make such determination subsequent to conducting the Mediation and shall set forth such determination in a written ruling, which ruling shall be rendered within 90 days of the date on which the Mediator was selected and shall be delivered to the Buyer and the Sellers. The locale of all hearings conducted by the Mediator in connection with the Mediation shall be the Los Angeles, California office of the Mediator.

          The determination of the Mediator shall be final, binding, and conclusive on the Buyer and the Sellers. The fees and disbursements of the Mediator shall be allocated between the Sellers on the one hand and the Buyer on the other hand in the same proportion that the aggregate amount of such Disputed Items so submitted to the Mediator that is unsuccessfully disputed by each such party (as finally determined by the Mediator) bears to the total amount of such Disputed Items so submitted.

          This Section 12 shall only apply to the resolution of disputes relating to the calculation of the Actual Payment Amount, the Purchase Price or the Purchase Price Adjustment and shall not limit the parties right to judicial remedies for the resolution of any other disputes or the enforcement of any other rights under this Agreement, including indemnification rights.

13. MISCELLANEOUS

     13.1 Assurance of Further Action. From time to time after the Closing and without further consideration from Buyer, but at Buyer's expense, Sellers and Pulver shall execute and deliver, or cause to be executed and delivered, to Buyer such further instruments of sale, conveyance, assignment, transfer and delivery and take such other action as Buyer may reasonably request in order to more effectively sell, convey, assign, transfer and deliver and reduce to the possession of Buyer any and all of the Assets and consummate the transactions contemplated hereby.

     13.2 Expenses. Each of the parties will pay all of its own legal and accounting fees and other expenses incurred in the preparation of this Agreement and the performance of the terms and provisions of this Agreement. Sellers shall bear all expenses and commission resulting from its sales and marketing efforts for the sale of the Business. In addition, Sellers shall pay all transfer, income and other taxes incurred by Sellers in connection with the sale of the Assets and the Business pursuant to the terms of this Agreement

     13.3 Waiver. The parties hereto may by written agreement (i) extend the time for or waive or modify the performance of any of the obligations or other acts of the parties hereto or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement.

     13.4 Notices. All notices, requests or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first class certified mail postage prepaid addressed as follows: if to Buyer, to Fredric Rosen, Key3Media Group, Inc., 5700 Wilshire Boulevard, Suite 325, Los Angeles, CA 90036, (with a copy to, Ned Goldstein, Esq.); if to Sellers or Pulver, to Jeffrey Pulver, Pulver.com, Inc., 115 Broadhollow Road, Suite 225, Melville, NY 11747 (with a copy to Brian Keeler, Bingham Dana LLP, 150 Federal Street, Boston, MA 02110); or to such other address as may have been furnished in writing to the party giving the notice by the party to whom notice is to be given.

     13.5 Entire Agreement. This Agreement, the schedules and exhibits attached hereto embody the entire agreement among the parties and there have been and are no agreements, representations or warranties, oral or written among the parties other than those set forth or provided for in this Agreement. This Agreement may not be modified or changed, in whole or in part, except by a supplemental agreement signed by each of the parties.

     13.6 Rights under this Agreement; Nonassignability. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party without the prior written consent of the other parties; provided, however, that Buyer may assign all or any part of its rights under this Agreement and delegate all or any part of its obligations under this Agreement to one or more corporations all or substantially all of the capital stock or equity interests of which are owned by Buyer, in which event all of the rights and powers of Buyer, and remedies available to it hereunder shall extend to and be enforceable by each such subsidiary. In the event Buyer delegates all or any part of its obligations under this Section 13.6, the Buyer shall remain jointly liable to Sellers and Pulver with respect to such obligations.

          Nothing contained in this Agreement is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     13.7 Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws rules. The parties hereto agree that all actions or proceedings initiated by either party hereto and arising directly or indirectly out of this Agreement which are brought pursuant to judicial proceedings shall be litigated in a Federal or state court located in the State of California or the State of New York. The parties hereto expressly submit and consent in advance to such jurisdiction and agree that service of summons and complaint or other process or papers may be made by registered or certified mail addressed to the relevant party at the address to which notices are to be sent pursuant to this Agreement. The parties hereto waive any claim that a Federal or state court located in the State of California or the State of New York is an inconvenient forum or an improper forum based on lack of venue.

     13.8 Knowledge Qualifiers. Whenever a provision in this Agreement refers to the best of a party's knowledge, such provision shall refer to a party's knowledge after due and reasonable inquiry has been made with respect to the matters referenced thereby.

     13.9 Headings; References to Sections, Exhibits and Schedules. The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience and reference and shall not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references herein to Sections, Exhibits and Schedules, unless otherwise indicated, are references to sections of and exhibits and schedules to this Agreement.

     13.10 Severability Construction. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

     13.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument.

     13.12 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

     13.13 Nature of Obligations. All of the respective obligations of any Seller and/or Pulver under this Agreement or any agreement, instrument, certificate, or other document executed and delivered by any of them pursuant to this Agreement or in connection with the transactions contemplated hereby shall be joint and several obligations for which each of them is fully liable as a primary obligor.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                                KEY3MEDIA VON EVENTS, INC.

                                                By
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                                PULVER.COM, INC.

                                                By
                                                   -----------------------------
                                                          Jeffrey Pulver

                                                PULVER.COM EUROPE, LTD.

                                                By
                                                   -----------------------------
                                                     Jeffrey Pulver, President

                                                PULVER.COM CONFERENCES, INC.

                                                By
                                                   -----------------------------
                                                     Jeffrey Pulver, President

                                                PULVER.COM ASIA PACIFIC, LTD.

                                                By
                                                   -----------------------------
                                                     Jeffrey Pulver, President


                                                --------------------------------
                                                Jeffrey Pulver, as an individual

          Key3Media Events, Inc., hereby unconditionally guaranties all of the obligations, covenants and agreements of Key3Media VON Events, Inc. contained in this Agreement.

                                                KEY3MEDIA VON EVENTS, INC.

                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                   Exhibit A
                                   ---------

               INDENTURE, BILL OF SALE, ASSIGNMENT AND ASSUMPTION
                                   AGREEMENT

          THIS INDENTURE, BILL OF SALE, ASSIGNMENT, AND ASSUMPTION AGREEMENT is made, executed and delivered as of September 10, 2001 by Pulver.com, Inc., Pulver.com Europe, Ltd., Pulver.com Conferences, Inc. and Pulver.com Asia Pacific, Ltd., each of which is a New York corporation (herein called "Grantors") and Key3Media VON Events, Inc., a Delaware corporation (herein called "Grantee"). All capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement dated September 10,, 2001 by and among the Grantors and Grantee (the "Asset Purchase Agreement").

                              W I T N E S S E T H:

          WHEREAS, the Grantors and Grantee are parties to the Asset Purchase Agreement providing for, among other things, the transfer and sale to the Grantee of the Assets, for consideration in the amount and on the terms and conditions provided in the Asset Purchase Agreement; and

          WHEREAS, all of the terms and conditions precedent provided in the Asset Purchase Agreement have been met and performed by the respective parties thereto, and the parties now desire to carry out, in part, the intent and purpose of the Asset Purchase Agreement by the Grantors' execution and delivery to the Grantee of this agreement evidencing the vesting in the Grantee of all of the properties, assets, rights, goodwill and business of Grantors relating to the Business hereinafter described, other than the "Excluded Assets" referred to below.

          NOW, THEREFORE, in consideration of the premises and of other valuable consideration to Grantors in hand paid by Grantee, at or before the execution and delivery hereof, the receipt and sufficiency of which by Grantors is hereby acknowledged, Grantors have conveyed, granted, bargained, sold, transferred, set over, assigned, aliened, remised, released, delivered and confirmed; and by this Indenture and Bill of Sale do convey, grant, bargain, sell, transfer, set over, assign, alien, remise, release, deliver and confirm unto Grantee, its successors and assigns forever, all the Assets, except with respect to the assets set forth on Exhibit A-1 to the Asset Purchase Agreement (the "Excluded Assets"). The Assets so conveyed, granted, bargained, sold, transferred, set over, assigned, aliened, remised, released, delivered and confirmed hereby are, without limiting the generality of the foregoing, more particularly described as follows (in each case, excluding the Excluded Assets):

          (a) all rights and interests of Grantors in, to and under all contracts, commitments, agreements, options and other arrangements of every kind and description relating to the Business including all supply contracts, purchase contracts, exhibition contracts, sponsorship contracts and service contracts relating to the Business and listed in Schedule 2.3(A) to the Asset Purchase Agreement;

          (b) if and to the extent that the same have not been transferred effectively by separate instruments of assignment, all rights and interests of Grantors in, to and under all domestic or foreign patents, patent applications, trademarks, trademark registrations and applications therefore, all domestic or foreign trade names, labels and other trade rights relating to the Business;

          (c) all debts, accounts, bills and notes receivable, commercial paper and acceptances, and other evidences of indebtedness owned by Grantors and relating to the Business; all bills of lading, trust receipts, warehouse receipts and other documents of title of whatever kind and description relating to the Business; all rights and claims under policies of insurance and fidelity or other bonds relating to the Business; all other claims, demands, judgments, rights, equities, chattel mortgages, security agreements and choses in action, and the proceeds thereof relating to the Business; and all permits and memberships in clubs and cooperatives relating to the Business;

          (d) all Grantors' goodwill and trade connections and Grantors' rights to use the name "VON" and "SIP Summit" and any part or variant thereof;

          (e) any prepaid expenses relating to the Business;

          (f) all intangible assets of Grantors, including customer lists, trade secrets and similar information generally described as "know how" with respect to the patents and patent applications aforesaid and related to the Business;

          (g) all research, engineering, marketing and other data relating to the Business;

          (h) all the goodwill existing between Grantors and each of its customers, suppliers, agents and others relating to the Business;

          (i) all rights, claims, and causes of action of Grantors relating to the Business arising after the date hereof against any officer, former officer, employee or former employee other person arising out of the disclosure or use, or threatened disclosure or threatened use, of any proprietary information including, without limitation, any invention, process, method, formula treatment, discovery or improvement or application thereof, or other know how, or compilation of information, list of customers or suppliers, document or record with respect thereto or contained therein;

          (j) if and to the extent that the same have not been transferred effectively by separate instruments of assignment, all other property relating to the Business in which Grantors have any interest whatsoever, real, personal or mixed, whether tangible or intangible, of every kind and description and wherever situated, including contingent and unknown interests, claims, rights and properties, whether or not specifically mentioned or described herein and whatever may be the nature or location of said assets, properties or business.

                     TO HAVE AND TO HOLD all of the Assets.

          Section 1. The Grantee hereby assumes and agrees to pay, perform and discharge, as and when due, all of the Assumed Liabilities (as defined in the Asset Purchase Agreement).

          Section 2. Grantors hereby constitute and appoint Grantee, its successors and assigns, Grantors' true and lawful attorney, with full power of substitution, in Grantors' name and stead, but on behalf and for the benefit of Grantee, its successors and assigns, to demand and receive any and all of the Assets, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in Grantors' name, or otherwise, for the benefit of Grantee, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Grantee, its successors or assigns, may deem proper for the collection or reduction to possession of any of the Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred or assigned, or intended so to be, and to do all acts and things in relating to the Assets which Grantee, its successors or assigns shall deem desirable, Grantors hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Grantors or by its dissolution or in any other manner or for any reason whatsoever.

          Section 3. Grantors hereby covenant that, from time to time after the delivery of this agreement, at Grantee's request and without further consideration, Grantors will do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, conveyances, transfers, assignments, powers of attorney and assurances as reasonably may be required more effectively to convey, transfer to and vest in Grantee, and to put Grantee in possession of, any of the Assets and, in the case of contracts and rights, if any, which cannot be effectively transferred to Grantee without the consent of third parties, to endeavor to obtain such consents promptly and if any be unobtainable, to use its best efforts to assure to Grantee the benefits thereof.

          Section 4. Nothing in this agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Grantee and its successors and assigns, any remedy or claim under or by reason of this agreement or any terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements in this agreement contained shall be for the sole and exclusive benefit of Grantee and its successors and assigns.

          Section 5. This agreement is executed by, and shall be binding upon, Grantors and Grantee, their successors and assigns, for the uses and purposes above set forth and referred to, effective immediately upon its delivery to Grantee.

          Section 6. This agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

          IN WITNESS WHEREOF, Grantors and Grantee have caused this Indenture Bill of Sale, Assignment and Assumption Agreement to be signed by their respective President on the date first above written.


                             KEY3MEDIA VON EVENTS, INC.


                             By
                                ----------------------------------------------
                                Name:
                                Title:


                             PULVER.COM, INC.


                             By
                                ----------------------------------------------
                                         Jeffrey Pulver, President


                             PULVER.COM EUROPE, LTD.


                             By
                                ----------------------------------------------
                                         Jeffrey Pulver, President


                             PULVER.COM CONFERENCES, INC.


                             By
                                ----------------------------------------------
                                         Jeffrey Pulver, President


                             PULVER.COM ASIA PACIFIC, LTD.


                             By
                                ----------------------------------------------
                                         Jeffrey Pulver, President

STATE OF NEW YORK      )
                       ) ss.
COUNTY OF              )


          BE IT REMEMBERED that on ______________, 2001, before me, the subscriber, a Notary Public of the State of New York personally appeared Jeffrey Pulver, to me known, who being by me duly sworn according to law, on his oath did depose and swear that he is the President of each of PULVER.COM, INC. PULVER.COM EUROPE, LTD. PULVER.COM CONFERENCES, INC., AND PULVER.COM ASIA PACIFIC, LTD, respectively, the corporation named in and which executed the foregoing agreement; and that as such President he did sign and deliver said agreement, and declared that he signed and delivered the same as the voluntary act and deed of said corporation, by virtue of such authority.






------------------------------
Notary Public
My commission expires:
                       ----------

                                  Exhibit A-1

                                EXCLUDED ASSETS

 . Cash Accounts and Cash Equivalents

 . Investment and Retirement Accounts

 . Prepaid Expenses (other than those prepaid expenses related to direct conference expenses relating to Business)

 . Receivables (other than trade accounts receivables from direct conference operations relating to Business)

 . Inter-company Accounts

 . Organizational Costs

 . Leasehold Improvements (Including all artwork)

 . Office space lease

 . Equipment

 . Computer Equipment

 . Computer Software, including conference registration system software licensed to Buyer

 . Furniture and Fixtures

 . Trademarks (all except for: VON (U.S.) (41) (Registered mark, VOICE ON THE NET
  (41) (application), VON (Israel) (38) (application), VON (European Union) (application), VON (Israel) (42) (application), VON (Community Trademark) (38,41) (application).

 . Website Domains: (all except for:  voiceonthenet.com and von.com)

 . Venue License Agreement, dated as of May, 25, 2001, by and between Atlanta
  Concerts, Inc., and Pulver.com Productions, Inc.

                                      A1-1

                                   Exhibit B

                            FORM OF ESCROW AGREEMENT

This ESCROW AGREEMENT, dated as of September 10, 2001 (this "Agreement"), by and among Key3Media VON Events, Inc., a Delaware corporation ("Buyer"), Pulver.com, Inc., Pulver.com Europe, Ltd., Pulver.com Asia Pacific, Ltd., Pulver.com Conferences, Inc., each a New York corporation (collectively, the "Sellers") and The Bank Of New York, a New York banking corporation, as escrow agent (the "Escrow Agent').

                              W I T N E S S E T H

     WHEREAS, pursuant to the Asset Purchase Agreement, dated as of September 10, 2001 (the "Purchase Agreement") by and among Buyer, Sellers and Jeffrey Pulver, an individual ("Pulver"), Buyer has agreed to acquire the Assets from Sellers, upon the terms and subject to the conditions set forth in the Purchase Agreement;

     WHEREAS, the Purchase Agreement provides that the Buyer is to deposit with the Escrow Agent the sum of five million dollars ($5,000,000) in cash and such other amounts as may be required to be deposited by Buyer from time to time pursuant to the terms of the Purchase Agreement (such sum, together with amounts earned thereon as herein provided, the "Escrow Funds") upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Escrow Agent is willing to act as escrow agent, upon the express terms and subject to express conditions of this Agreement;

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the Parties hereby agree as follows:

1. Definitions.

     1.1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement, The following terms shall have the respective meanings given thereto in the Sections indicated below.

          Term                   Reference in this Agreement
          ----                   ---------------------------

          Agreement              Preamble

          Buyer                  Preamble

          Escrow Agent           Preamble

          Escrow Funds           Recitals

          Purchase               Recitals

          Sellers                Preamble

          Successor              Section 5.11

2. Appointment of Escrow Agent. Buyer and Sellers hereby appoint the Escrow Agent to act as agent on their behalf pursuant to this Agreement and the Escrow Agent hereby consents to its appointment in such capacity on the terms and conditions of this Agreement.

3. Deposit and Investment of Escrow Funds

          (i) Buyer shall deposit with the Escrow Agent the sum of $5,000,000 and any additional funds required to be deposited by Buyer from time to time pursuant to the Purchase Agreement (if applicable) by wire transfer as follows: The Bank of New York, ABA #021 0000 18, A/C#GLA 111-565, for further credit to A/C #196066 (Key3Media VON Events, Inc.) Attn: Sharon Coker. The Escrow Funds shall be held by the Escrow Agent for the benefit of Sellers and Buyer in accordance with the terms of and conditions of the Purchase Agreement and this Agreement.

          (ii) The Escrow Agent shall invest and reinvest without distinction between principal and interest, the Escrow Funds in such savings accounts, certificates of deposit, money market and stable value funds, treasury securities, mutual funds, holding treasury securities and such other similar investments as Buyer and Sellers shall instruct in writing from time to time. Simultaneously with the execution and delivery of this Agreement, Buyer and Sellers shall deliver an initial investment instruction to the Escrow Agent, substantially in the form annexed as Annex I hereto. The Escrow Agent shall have no liability for any loss arising from or related to any such investments. The Escrow Agent shall present for redemption any obligation so purchased or sell any such obligation, as may be necessary in order to fulfill the provisions of this Agreement. Obligations so purchased as an investment of the Escrow Funds shall be deemed at all times to be a part of the Escrow Funds, and the interest accruing thereon shall be credited to the person to which the Escrow Funds are delivered pursuant hereto. The Escrow Agent may, but shall not be obligated to, make any and all investments permitted by this paragraph (ii) through its own bond or investment department.

4. Release of Escrow Funds

     4.1. Authorized Disbursements. Subject to the provisions of Section 5.1(b) the Escrow Agent is hereby authorized to disburse the Escrow Funds as follows:

          (i) upon receipt of and in accordance with joint written instructions signed by Buyer and Sellers; or

          (ii) in accordance with the binding order of a court of competent jurisdiction delivered to the Escrow Agent together with a certificate by Buyer or Sellers (upon which certificate the Escrow Agent shall conclusively rely and act) certifying that said order represents a final determination of the rights of the parties.

5. Escrow Agent

     5.1. Duties of Escrow Agent. (a) The Escrow Agent shall treat the Escrow Funds with such degree of care as it treats it own similar property. It is agreed that the duties of the Escrow Agent are only such as are herein specifically provided, and the Escrow Agent shall have no other duties, implied or otherwise. The Escrow Agent's duties are as a depository only, and the Escrow Agent shall incur no responsibility or liability whatsoever, except for it's willful misconduct or gross negligence. The Escrow Agent may consult with counsel of its choice and shall not be responsible or liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the advice of such counsel (subject to the exception set forth above in the prior sentence). Except where the terms of this Agreement expressly refer thereto, the Escrow Agent shall not be bound in any way by any of the terms of the Purchase Agreement or any other agreement to which one or more of, Buyer or Sellers are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not the Purchase Agreement or any other agreement has been complied with by Buyer or Sellers or any other party thereto. In the event that the Escrow Agent shall be uncertain as to any of its duties or rights hereunder, it shall be entitled to refrain from taking action other than to keep safely all property held in escrow until it shall be directed otherwise pursuant to a joint written notice from and executed by Buyer and Sellers or a court order, and the Escrow Agent shall not be responsible or liable for any damages while waiting for such joint written notice or court order. This Agreement shall not create any fiduciary duty of the Escrow Agent to Buyer or Sellers or any other person or entity whatsoever. The Escrow Agent shall provide monthly statements identifying transactions, transfers or holdings of the Escrow Funds and each such statement shall be deemed to be correct and final upon receipt thereof by the parties hereto unless the Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of such statement.

                    (v) As security for the due and punctual performance of any and all obligations to the Escrow Agent hereunder, now or hereafter arising, Sellers and Buyer, individually and collectively, hereby pledge, assign and grant to the Escrow Agent a continuing security interest in, and a lien on, the Escrow Funds and all distributions thereon or additions thereto (whether such additions are the result of deposits or the investment of the Escrow Funds). The security interest of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against Sellers, Buyer and all third parties in accordance with the terms of this Agreement. If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefore from the Escrow

                         Funds and may sell, convey or otherwise dispose of any investment of the Escrow Funds for such purpose.

     5.2. Reliance by Escrow Agent on Written Notices. The Escrow Agent may conclusively rely and shall be fully authorized and protected in relying upon any written notice, demand, certificate, advice, opinion or document which it, in good faith believes to be genuine. Set forth in Schedule 5.2 hereto is a list of the names of the persons authorized to act for each of the parties under this Agreement. Any officer of either party shall, from time to time, certify to the Escrow Agent the names of any other person or persons authorized to act for such party under the Agreement. The Escrow Agent may conclusively rely on and shall be authorized and fully protected in acting or failing to act upon this written, facsimile or electronically delivered instructions of any person named on Schedule
          5.2 or by certification of an officer of a party with respect to any matter relating to the Escrow Agent acting as the Escrow Agent.

     5.3. Risk to Escrow Agent. None of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnification satisfactory to it against such risk or liability is not assured to it. In no event shall the Escrow Agent be liable (i) for any consequential, punitive or special damages, (ii) for the acts or omissions of its nominees, correspondents, designees, subagents or sub custodians, or (iii) for an amount in excess of the value of the Escrow Funds, valued as of the date of deposit. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental or telex or other wire or communication facility.

     5.4. No Investigation by Escrow Agent. The Escrow Agent shall not be required or bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

     5.5. Escrow Agent's Execution of Power. The Escrow Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians, or nominees appointed with due care, and shall not be responsible or liable for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed as finally determined by a non-appealable order of a court of competent jurisdiction.

     5.6. Legal Proceedings. The Escrow Agent shall not be required to institute legal proceedings of any kind.

     5.7. Escrow Agent Reporting. Notwithstanding anything to the contrary herein, except as required by law, in no event shall the Escrow Agent be under a duty to file any reports or withhold or deduct any amounts in respect of taxes due for payments made pursuant to this Agreement.

     5.8. Fees of Escrow Agent. Sellers and Buyer severally covenant and agree to pay to the Escrow Agent from time to time, and the Escrow Agent shall be entitled to, the fees and expenses set forth on Schedule 5.8 and will further pay or reimburse the Escrow Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in accordance with any of the provisions hereof or any other documents executed in connection herewith (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ), other than periodic reports and audits and other actions requested by any party pursuant to the last sentence of Section 5.1
          (a) hereof, which related expenses, disbursements and advances shall be paid by the requesting party, as set forth therein. All fees and amounts payable to the Escrow Agent under this Section 5.8 shall be payable fifty percent (50%) by Sellers and fifty percent (50%) by Buyer. The obligations of Sellers and Buyer under this Section 5.8 to compensate the Escrow Agent and to pay or reimburse the Escrow Agent for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement or the earlier resignation or removal of the Escrow Agent.

     5.9. Indemnification of the Escrow Agent. Sellers and Buyer severally agree to be responsible to indemnify and hold the Escrow Agent and its directors, employees, officers, agents, successors and assigns harmless from and against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and reasonable counsel fees and expenses which may be imposed on the Escrow Agent or incurred by it in connection with its acceptance of this appointment as the escrow agent hereunder or the performance of its duties hereunder, except as a result of the Escrow Agent's negligence or willful misconduct. Such indemnity includes, without limitation, all losses, damages, liabilities and expenses (including reasonable counsel fees and expense) incurred in connection with any litigation (whether at the trial or appellate levels) arising from this Agreement or involving the subject matter hereof. The foregoing indemnification obligations shall be borne fifty percent (50%) by Sellers and fifty percent (50%) by Buyer. The indemnification provisions contained in this Section 5.9 are in addition to any other rights any of the indemnified parties may have by law or otherwise and shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

    5.10. Successor to Escrow Agent. Any corporation or other entity whatsoever into which the Escrow Agent may be merged or converted or with which it may be consolidated, any corporation or other entity whatsoever resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party or any corporation or other entity whatsoever succeeding to the business of the Escrow Agent shall be the success of the Escrow Agent hereunder with the execution or filing of any paper with any party hereto except where an instrument of transfer or assignment is required by law to effect such succession.

    5.11. Resignation of Escrow Agent. If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to resign as the Escrow Agent hereunder, it may do so by giving prior written notice of such event to Buyer and Sellers and thereafter delivering the Escrow Funds to any other escrow agent mutually agreed upon by Buyer and Sellers as notified to the Escrow Agent in writing, and if no such escrow agent shall be designated by Buyer and Sellers within sixty (60) calendar days of such written notice, then the Escrow Agent shall seek the appointment of its successor as prescribed by the clerk or other proper officer of a court of competent jurisdiction located within the State of New York to the extent permitted by law (any such successor to the Escrow Agent, whether designated by Buyer and Sellers or pursuant to the clause above or otherwise, is hereinafter referred to as the "Successor Agent"). The costs and expenses (including reasonable attorney's fees and expenses) incurred by the Escrow Agent in connection with such proceeding for the appointment of a Successor Agent shall be paid by, and be deemed a joint and several obligation of Buyer and Sellers, Buyer and Sellers may, at any time after the date hereof, upon thirty
          (30) days prior written notice to the Escrow Agent agree in writing to appoint a Successor Agent for the resigning or removed Escrow Agent, whereupon the Escrow Agent shall deliver the Escrow Funds to such Successor Agent as provided below. The fees of any Successor Agent shall be borne severally by Buyer and Sellers. Upon receipt of the identity of the Successor Agent, the Escrow Agent shall either deliver the Escrow Agent's fees, costs and expenses or other obligations owed to the Escrow Agent, or hold such Escrow Funds (or any portion thereof), pending distribution, until all such fees, costs and expense or other obligations are paid. Upon delivery of the Escrow Funds to the Successor Agent, (i) the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Escrow Funds (except as otherwise provided herein) and (ii) all references herein to the "Escrow Agent" shall, where applicable, be deemed to include such Successor Agent and such Successor Agent shall thereafter become the Escrow Agent for all purposes of this Agreement.

6. Miscellaneous.

     6.1. Construction: Interpretation. The heading contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, Article, Section, schedule, exhibit, recital and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning and not strictly for or against any party.

     6.2. Amendments and Modifications. No party hereto shall be bound by any modification, amendment, termination, cancellation, rescission or replacement of this Agreement unless the same shall be in writing and signed by it.

     6.3. Notices. All notices and other communication hereunder shall be in writing and shall be effective when actually received by the party to which such notice is sent (which in the case of the Escrow Agent is its Corporate Trust Department), as follows:

If to Buyer, to:                        Copy to:
                                        (Which shall not constitute notice)

Fredric Rosen                           Ned S. Goldstein
Key3Media Events, Inc.                  Key3Media Group, Inc.
5700 Wilshire Boulevard                 5700 Wilshire Boulevard
Suite 325                               Suite 325
Los Angeles, CA  90036                  Los Angeles, CA 90036
Tel:  (323) 954-6000                    Tel:  (323) 954-6207
Fax:  (323) 954-6010                    Fax:  (323) 954-6130

If to Sellers, to:                      Copy to:
                                        (Which shall not constitute notice)

Jeffrey Pulver                          Brian Keeler
Pulver.com                              Bingham Dana LLP
115 Broadhollow Road                    150 Federal Street
Suite 225                               Boston, MA 02110
Melville, New York 11747

If to Escrow Agent, to:                 Copy to:
                                        (Which shall not constitute notice)

The Bank of New York
Insurance Trust and
Escrow Unit
101 Barclay Street, 7W
New York, New York  10286
Facsimile:  (212) 815-7181
Attention:  Sharon Coker

          or to such other address as the person to whom notice is being given may have previously furnished to the other parties in writing in the manner set forth above.

     6.4. Assignment. Subject to Section 5.10, neither this Agreement nor any of the rights, interests or obligation hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of Buyer, Sellers and the Escrow Agent; provided that either Sellers or Buyer may assign its rights to any affiliate, but no such assignment shall relieve the assignor of its obligations hereunder. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successor and permitted assigns.

     6.5. Termination of Agreement. This Agreement shall terminate upon the mutual written express agreement of Buyer and Sellers. In any event, this Agreement shall terminate when all the Escrow Funds have been delivered according to the terms of this Agreement.

     6.6. Representation. Each of the parties hereby represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery, and performance of this Agreement by it does not violate any application law or regulation.

     6.7. Other Miscellaneous Provisions. (a) This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (i) Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Escrow Agent is open for business.

          (ii) This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. Unless provided otherwise by an order of the Court, each of the parties hereto hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto to which the Escrow Agent is a plaintiff or named party shall be brought in courts located within the City and State of New York, Los Angeles, California or elsewhere as the Escrow Agent may select. Each of the parties hereto hereby waives the right to trial by jury in any such proceedings. To the extent that in any jurisdiction any party may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, such party hereby irrevocably agrees not to claim, and hereby waives, such immunity.

         (iii) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "The Bank of New York by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of the Escrow Agent.

          (iv) The Escrow Agent does not have any interest in the Escrow Funds but is serving as escrow holder only and having only possession thereof. Sellers and Buyer shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes. Any payments of income in respect of the Escrow Funds shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with the appropriate form for tax I.D. number certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income received on investment of funds, which are a part of the Escrow Funds and is not responsible for any other reporting as provided in Section
               5.7 hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK-
                      THE NEXT PAGE IS THE SIGNATURE PAGE]

          IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be executed by a duly authorized officer as of the day and year first written above.

                                   KEY3MEDIA VON EVENTS, INC.

                                   By
                                      -----------------------------------------
                                      Peter Knepper, Executive Vice President


                                   PULVER.COM, INC.
                                   PULVER.COM EUROPE, LTD.
                                   PULVER.COM ASIA PACIFIC, LTD.
                                   PULVER.COM CONFERENCES, INC.

                                   By
                                      -----------------------------------------
                                      Jeffrey Pulver, President


                                   THE BANK OF NEW YORK,
                                    as Escrow Agent

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  SCHEDULE 5.8

                                ESCROW AGENT FEE

          Escrow Agent shall be paid Five Thousand Dollars ($5,000) for its services hereunder.

                                    Exhibit C

                             Secretary's Certificate
                                PULVER.COM, INC.

                                PULVER.COM, INC.

                            PULVER.COM EUROPE, LTD.

                          PULVER.COM CONFERENCES, INC.

                         PULVER.COM ASIA PACIFIC, LTD.

     I, Jeffrey Pulver, Secretary of each of PULVER.COM, INC., PULVER.COM EUROPE, LTD. PULVER.COM CONFERENCES, INC., and PULVER.COM ASIA PACIFIC, LTD., respectively, each of which is a New York corporation (each a "Seller," and collectively the "Sellers"), hereby certify that:

     (a) Attached hereto as Annex A is a true and correct copy of the Certificate of Incorporation of each Seller and all amendments thereto (if any), certified by the New York Secretary of State on the respective dates indicated thereon in Annex A, and a Certificate of Good Standing of each Seller issued by the New York Secretary of State on the respective dates indicated thereon in Annex A. No amendment or other document relating to or affecting the Certificate of Incorporation of each Seller has been filed in the office of the New York Secretary of State since the respective date of incorporation of each Seller, except with respect to Pulver.com, Inc., as to which no amendment or other document relating to or affecting its Certificate of Incorporation has been filed in the office of the New York Secretary of State since July 16, 1996. No action has been taken by the Sellers or their stockholders, directors, or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Sellers.

     (b) Attached hereto as Annex B is a true and complete copy of the By-laws of each Seller, as in full force and effect since the initial adoption thereof in connection with the incorporation of such Seller to and including the date hereof.

     (c) Attached hereto as Annex C are true copies of resolutions duly adopted by the Board of Directors and sole stockholder of each Seller by unanimous written consent as of the respective dates indicated thereon in Annex C; such resolutions have not been amended, modified, or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by each Seller's Board of Directors or any committee thereof or its stockholders relating to the Asset Purchase Agreement dated as of September 10, 2001, among the Sellers, their sole stockholder, and Key3Media VON Events, Inc., or the transactions contemplated thereby.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the corporate seal of each Seller.



-----------------------------               -----------------------------
Date                                        Jeffrey Pulver, Secretary

                                   Exhibit D

                              EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of September 10, 2001, by and between Key3Media VON Events, Inc. (the "Company") and Jeff Pulver ("Executive").

                              W I T N E S S E T H:

     WHEREAS, the Company is desirous of employing Executive, and Executive is desirous of being employed by the Company, on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms shall have the indicated meanings when used in this Agreement, unless the context requires otherwise:

          (a) "Base Salary Amount" shall mean $ 175,000 per full Contract Year.

          (b) "Benefit Plan" shall mean each vacation pay, sick pay, retirement, pension, profit sharing, welfare, medical, dental, disability, life insurance, deferred compensation, incentive compensation, stock issuance and option or other employee benefit plan, program or arrangement of any kind or nature whatsoever, if any.

          (c) "Board of Directors" shall mean the Board of Directors of the Company.

          (d) "Cause" shall have the meaning ascribed to that term in Section 7.

          (e) "Common Stock" shall mean the Common Stock, no par value, of the parent of the Company, Key3Media Group, Inc. ("Group").

          (f) "Covenant Period" shall have the meaning ascribed to that term in
     Section 9(a).

          (g) "Contract Year" shall mean each year during the term hereof commencing on the date of Closing of the Asset Purchase Agreement between Executive, the Company Pulver.com, Inc., Pulver.com Europe, Ltd., Pulver.com Conferences, Inc. and Pulver.com Asia Pacific, Ltd. (the "Asset Purchase Agreement"), and ending on the immediately following December 31.

          (h) "Customer" shall have the meaning ascribed to that term in Section 9(c).

          (i) "Disability" shall have the meaning ascribed to that term in
     Section 6(a).

          (j) "Disability Period" shall have the meaning ascribed to that term in Section 6(a).

          (k) "Proprietary Information of the Company" shall have the meaning ascribed to that term in Section 10.

     2. Employment. The Company hereby employs Executive, and Executive hereby accepts employment with the Company, on the terms and subject to the conditions set forth herein.

     3. Term of Employment. The term of employment hereunder shall be for a period commencing on the date of Closing of the Asset Purchase Agreement, and ending on December 31, 2004, subject to early termination as herein provided.

     4. Position and Duties. Executive shall serve as President of the Company. Subject solely to the authority of the Board of Directors, the Executive shall have all of the powers and duties incident to the office of [President] and such other powers and duties as may from time to time be prescribed by the Board of Directors of the Company.

     5. Exclusive Duties. During Executive's employment by the Company, Executive shall devote at least the same amount of his entire working time, attention and energies to the business of the Company as he devoted to the Events (as defined in the Asset Purchase Agreement) and will not take any actions of the kind described in Sections 9(a), 9(b) and 9(c).

     6. Compensation and Other Benefits.

          (a) Base Salary. During each Contract Year of the term hereof, the Company shall pay to Executive the Base Salary Amount. The Base Salary Amount shall be subject to increase, at the sole discretion of the Chief Executive Officer or the Compensation Committee of the Board of Directors of the Company, as applicable, on or around each anniversary date of the execution of this Agreement. The Base Salary Amount shall be paid to Executive in accordance with the Company's regular payroll practices with respect to senior management compensation.

          In the event that Executive shall become disabled as a result of bodily injury or physical or mental illness (whether or not occupational) to such extent that in the reasonable opinion of the Board of Directors, based upon competent medical advice, he can no longer perform the duties of [President] of the Company (a "Disability"), the Company shall only be obligated to continue to pay the Base Salary Amount to Executive for the 120-day period immediately following the date of Disability (the "Disability Period"). The right to receive salary payments during the Disability Period, if applicable, shall survive any termination of employment by virtue of Disability pursuant to Section 7.

          (b) Expenses. Executive shall receive prompt reimbursement from the Company for all documented business expenses incurred by him in the performance of his duties hereunder, provided that Executive properly accounts therefore in accordance with the Company's reimbursement policy, including, without limitation, the submission of supporting evidence as reasonably requested by the Company.

          (c) Vacations. During the term hereof, Executive shall be entitled to sick leave and paid holidays consistent with the Company's sick leave and holiday policy for senior management and up to three weeks paid vacation during each Contract Year (or such other vacation time as is consistent with the Company's policy for senior management).

          (d) Stock Options. Executive shall be entitled to a grant of 300,000 options to purchase the common stock of Group, at the fair market value of said stock on the date of grant, vesting over a four year period, subject to the terms and conditions set forth in Group's stock option plan and the accompanying stock option agreement.

          (e) Religious Holidays. Executive shall not be required to work on those Jewish holidays specified by Executive consistent with Executive's prior observance of those holidays when he owned the Events.

     7. Termination. The Company or Executive may terminate the employment of Executive hereunder upon the occurrence of a Disability (as defined in Section 6(a)) for a period of no less than 120 days during any consecutive twelve-month period. The Company may also terminate the employment of Executive hereunder upon Executive's death or for Cause. For purposes hereof, "Cause" shall mean (i) fraud, theft, misappropriation of funds or conviction of a felony, (ii) Executive's engagement in illegal conduct tending to place Executive or the Company in disrepute, (iii) dereliction or gross misconduct in Executive's performance of his duties as an employee of the Company or the failure of Executive to perform his duties in a manner consistent with the reasonable instructions of the Board of Directors or the Chief Executive Officer of the Company or (iv) violation by Executive of any of his material covenants contained in this Agreement, including, without limitation, Section 10. Upon the termination of Executive's employment for any reason, Executive shall be entitled to receive all compensation for the then current Contract Year through the date of such termination plus all accrued but unreimbursed expenses. In addition, upon the termination of Executive's employment for any reason other than for or by virtue of Cause, death, Disability or Executive's voluntary termination of employment, the Company shall continue to be responsible for the payment of all Base Salary Amount for the remainder of the term hereof; provided, however, that Executive shall have a duty to mitigate (as to a new position comparable to Executive's position hereunder) commencing on the first anniversary of the date of termination; and, further provided that Executive shall perform his covenants, duties and obligations under Sections 9(a), 9(b) and 9(c) during the remainder of the term hereof. Termination of Executive's employment for any reason whatsoever shall not affect Executive's ability to exercise stock options that have vested prior to the date of termination.

     8. Developmental Rights. Executive agrees that any developments by way of invention, design, copyright, trademark or other matters which may be developed or perfected by him during the term hereof, and which relate to the Business (as defined in the Asset Purchase Agreement) or anything reasonably related thereto, shall be the property of the Company without any interest therein by Executive, and he will, at the request and expense of the Company, apply for and prosecute letters patent thereon in the United States or in foreign countries if the Company so requests, and will assign and transfer the same to the Company together with any letters patent, copyrights, trademarks and applications therefore; provided, however, that the foregoing shall not apply to an invention that Executive develops entirely on his own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

          (a) relate at the time of conception or reduction to practice of the invention to the Business (as defined in the Asset Purchase Agreement) or anything reasonably related thereto, or actual or demonstrably anticipated research or development of the Company; or

          (b) result from any work performed by Executive for the Company.

     9. COVENANTS.

          (a) Covenant Not to Compete. Executive shall not, without the prior written consent of the Company, (a) for a period (the "Covenant Period") ending on the later of two years after the closing date of the Asset Purchase Agreement or termination of this Agreement, directly or indirectly, anywhere in the world engage in any Prohibited Operations (as defined in the Asset Purchase Agreement). Notwithstanding the foregoing, the Executive may, in the aggregate, invest in securities of any issuer engaged in Prohibited Operations if (i) such securities are listed on any national or regional securities exchange or have been registered under the Securities Exchange Act of 1934 and (ii) such investment does not exceed, in the case of any class of the capital stock of any one issuer, 5% of the issued and outstanding shares, or, in the case of other securities, 5% of the aggregate principal amount thereof issued and outstanding. Further, the Executive may, in the aggregate, invest in securities of any issuer engaged in Prohibited Operations if revenues from the Prohibited Operations constitute less than 5% of the revenues of such issuer provided that the Prohibited Operations are transferred or terminated by such issuer as soon as practicable after the Executive acquires control of such issuer. Buyer acknowledges and agrees that Executive may engage in any activity unrelated to the ownership, management or active involvement with (including, but not limited to, employment or consulting services) networking conferences and tradeshows.

     The Executive acknowledges that the restrictions contained in this Section 9 are reasonable and necessary to protect the legitimate interests of the Buyer and that any breach by the Executive of any provision hereof will result in irreparable injury to the Company. The Executive acknowledges that, in addition to all remedies available at law, the Company shall be entitled to equitable relief (without the necessity of posting any bond), including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, arising from such breach as may be appropriate.

          (b) Solicitation of Employees. During the Covenant Period, Executive shall not (i) directly or indirectly induce or attempt to induce (regardless of who initiates the contact) any person then employed (whether part-time or full-time) by the Company or any of its subsidiaries or affiliates, whether as an officer, employee, consultant, adviser or independent contractor, to leave the employ of the Company or to cease providing or otherwise alter the services then provided to the Company or to any of its subsidiaries or affiliates or (ii) in any other manner seek to engage or employ any such person (whether or not for compensation) as an officer, employee, consultant, adviser or independent contractor in connection with the operation of any business which is the same as or similar to any of the Business (as defined in the Asset Purchase Agreement) provided, however that Executive may at any time employ Marni Shapiro and Farrell Shapiro.

          (c) Non-Solicitation of Customers. During the Covenant Period, Executive shall not solicit any Customers of the Company or any of its subsidiaries or affiliates or encourage (regardless of who initiates the contact) any such Customers to use the facilities or services of any Competitor of the Company or any of its subsidiaries or affiliates. "Customer" shall mean any person who contracts with the Company or any of its subsidiaries or affiliates in connection with the Business.

     10. Confidentiality. Executive shall not at any time (during or for a period of sixty (60) months after termination of employment) disclose (except as may be required by law) or use, except in the pursuit of the business of the Company or any of its subsidiaries or affiliates, any Proprietary Information of the Company. "Proprietary Information of the Company" means all information known or intended to be known only to employees of the Company or any of its subsidiaries or affiliates in a confidential relationship with the Company or any of its subsidiaries or affiliates relating to technical matters pertaining to the business of the Company or any of its subsidiaries or affiliates, but shall not include any information within the public domain. Executive agrees not to remove any documents, records or other information from the premises of the Company or any of its subsidiaries or affiliates containing any such proprietary information, except in the pursuit of the business of the Company or any of its subsidiaries or affiliates, and acknowledges that such documents, records and other information are the exclusive property of the Company or its subsidiaries or affiliates. Upon termination of Executive's employment, Executive shall immediately return all Proprietary Information of the Company and all copies thereof to the Company.

     11. General Provisions.

          (a) Expenses. All costs and expenses incurred by either of the parties in connection with this Agreement and any transactions contemplated hereby shall be paid by that party.

          (b) Notices. All notices, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11(b)):

                                (i)  If to the Company:

                                     Key3Media VON Events, Inc.
                                     5700 Wilshire Blvd.
                                     Suite 325
                                     Los Angeles, CA  90036
                                     Attention:  General Counsel

                                (ii) If to Executive:

                                     Jeffrey Pulver
                                     Pulver.com, Inc.
                                     115 Broadhollow Road, Suite 225
                                     Melville, NY  11747

                                     With a copy to:

                                     Brian Keeler
                                     Bingham Dana LLP
                                     150 Federal Street
                                     Boston, MA  02110

          (c) Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) Successors; Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, executors, administrators, successors and personal or legal representatives. If Executive is domiciled in a community property state or a state that has adopted the Uniform Marital Property Act or equivalent or if Executive is domiciled in a state that grants to hi spouse any other marital rights in Executive's assets (including, without limitation, dower rights or a right to elect against Executive's will or to claim a forced share of Executive's estate), this Agreement shall also inure to the benefit of, and shall also be binding upon, his spouse. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's designee or, if there be no such designee, to Executive's heirs, devisees, legatees or executors or administrators of Executive's estate, as appropriate.

          (e) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under existing or future laws effective during the term of this Agreement, such provisions shall be fully severable, the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          (f) Entire Agreement. This Agreement, the Asset Purchase Agreement and any applicable option agreements pursuant to Section 6(f)) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, between the Company and Executive with respect to the subject matter hereof and thereof.

          (g) Assignment. This Agreement and the rights and duties hereunder are not assignable by Executive. This Agreement and the rights and duties hereunder may not be assigned by the Company without the express written consent of Executive (which consent may be granted or withheld in the sole discretion of Executive), except that such consent shall not be required in order for the Company to assign this Agreement or the rights or duties hereunder to an affiliate (as such term is defined in Section 9(b)) of the Company or to a third party in connection with the merger or consolidation of the Company with, or the sale of all or substantially all of the assets or business of the Company to, that third party.

          (h) Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Company and Executive. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or (b) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

          (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state.

          (j) Jurisdiction and Venue. The parties hereto agree that all actions or proceedings initiated by either party hereto and arising directly or indirectly out of this Agreement which are brought pursuant to judicial proceedings shall be litigated in a Federal or state court located in the State of New York. The parties hereto expressly submit and consent in advance to such jurisdiction and agree that service of summons and complaint or other process or papers may be made by registered or certified mail addressed to the relevant party at the address to which notices are to be sent pursuant to Section 11(b) of this Agreement. The parties hereto waive any claim that a Federal or state court located in the State of New York is an inconvenient forum or an improper forum based on lack of venue.


          (k) Equitable Relief. Executive acknowledges that the covenants contained in Sections 9 and 10 are reasonable and necessary to protect the legitimate interests of the Company, that in the absence of such covenants the Company would not have entered into this Agreement, that any breach or threatened breach of such covenants will result in irreparable injury to the Company and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, the Executive agrees that the Company, in addition to any other rights or remedies which it may have, shall be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Executive from any breach or threatened breach of such covenants.

          (l) Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

          (m) Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original while all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date and year first written above.

     Key3Media VON Events, Inc.


     By:
         ---------------------------------
     Name:
     Title:




     -------------------------------------
     Jeffrey Pulver

                                   Exhibit E

                           KEY3MEDIA VON EVENTS, INC

                            Secretary's Certificate

     I, Ned Goldstein, Secretary of Key3Media VON Events, Inc., a Delaware corporation (the "Company"), hereby certify that:

(a) (a)Attached hereto as Annex A is a true and correct copy of the Articles of Incorporation of the Company and all amendments thereto, certified by the Delaware Secretary of State on the date indicated thereon in Annex A, and a Certificate of Good Standing issued by the Delaware Secretary of State on the date indicated thereon in Annex A. No amendment or other document relating to or affecting the Certificate of Incorporation of the Company has been filed in the office of the Delaware Secretary of State since date of incorporation of the Company, and no action has been taken by the Company or its stockholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company;

(b) (b)Attached hereto as Annex B is a true and complete copy of the By-laws of the Company, as in full force and effect since, the initial adoption thereof, to and including the date hereof;

(c) (c)Attached hereto as Annex C are true copies of resolutions duly adopted by the Board of Directors and Stockholders of the Company by unanimous written consent as of as of the respective dates set forth thereon; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company's Board of Directors or any committee thereof or the Stockholders relating to the Asset Purchase Agreement, dated as of September 10, 2001, between the Company and Pulver.com, Inc. or the transactions contemplated thereby.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.


---------------------
(Date)



                                        ------------------------------
                                        Ned Goldstein, Secretary

                                   SCHEDULES




                                       S-1